UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

Reliability Incorporated

(Exact name of registrant as specified in its charter)

Texas	000-07092	75-0868913
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

22 Baltimore Road

Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

(202) 965-1100

(Registrant’s telephone number, including area code)

53 Forest Avenue, First Floor

Old Greenwich, Connecticut

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Statement

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Reliability Incorporated on October 30, 2019 (the “Original 8-K”). The purpose of this Amendment No. 1 is to revise the Original 8-K disclosure to:

(i)	Amend “Item 2.01. Completion of Acquisition or Disposition of Assets—Merger—Additional Actions at the Closing” to disclose Reliability Incorporated’s waiver of the Merger Agreement requirement that each of Mrs. Janumpally, Federal Systems (a company owned and controlled by Mrs. Janumpally), Mrs. Pathuri and Mr. Eberwein enter into a Lock-Up Agreement;
(ii)	Amend “Item 2.01. Completion of Acquisition or Disposition of Assets—Form 10 Disclosures—Directors, Executive Officers, Promoters and Control Persons” to disclose that Nick Tsahalis was appointed as a member of Reliability Incorporated’s Board of Directors on October 30, 2019;
(iii)	Amend “Item 2.01. Completion of Acquisition or Disposition of Assets—Form 10 Disclosures—Management’s Discussion and Analysis of Financial Condition and Results of Operations” to include disclosure regarding the three and nine months ended September 30, 2019;
(iv)	Amend “Item 9.01. Exhibits” to include (a) the unaudited financial statements of The Maslow Media Group, Inc. for the nine months ended September 30, 2019 and 2018 as Exhibit 99.5, and (b) the September 30, 2019 unaudited pro forma balance sheet and statement of operations of Reliability Incorporated and The Maslow Media Group, Inc. and notes thereto as Exhibit 99.6; and
(v)	Correct certain typographical errors in the Original 8-K.

No other information has been revised.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains express or implied forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements about:

●	the implementation of our strategic plans for our business;
●	our financial performance;
●	developments relating to our competitors and our industry, including the impact of government regulation;
●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing; and
●	other risks and uncertainties, including those listed under the captions “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “could,” “project,” “intend,” “will,” “will be,” “would,” or the negative of these terms or other comparable terminology and expressions. However, this is not an exclusive way of identifying such statements. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this Current Report on Form 8-K and the documents that we reference in this Current Report on Form 8-K and have filed with the Securities and Exchange Commission (“SEC”) as exhibits hereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report on Form 8-K, whether as a result of new information or future events or otherwise. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Current Report on Form 8-K. You should not place undue reliance on the forward-looking statements included in this Current Report on Form 8-K. All forward-looking statements attributable to use are expressly qualified by these cautionary statements.

Industry Data

This Current Report on Form 8-K includes industry and market data and other information, which we have obtained from, or is based upon, market research, independent industry publications, surveys and studies conducted by third parties or other publicly available information. Although we believe each such source to have been reliable as of its respective date, none guarantees the accuracy or completeness of such information. We have not independently verified the information contained in such sources. Any such data and other information are subject to change based on various factors, including those described below under the heading “Risk Factors” and elsewhere in this Current Report on Form 8-K.

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Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

The disclosure set forth below under Item 2.01 (Completion of Acquisition of Disposition of Assets) is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Merger

On September 18, 2019, Reliability Incorporated, a Texas corporation (the “Company,” “Reliability,” “we,” “us,” or “our”), (ii) R-M Merger Sub, Inc., a Virginia corporation and a wholly owned subsidiary of Reliability (“Merger Sub”), (iii) The Maslow Media Group, Inc., a Virginia corporation (“Maslow”), (iv) Jeffrey Eberwein (“Mr. Eberwein”), (v) Naveen Doki (“Dr. Doki”) and (vii) Silvija Valleru (“Dr. Valleru” and, together with Dr. Doki, the “Shareholders”) entered into a Merger Agreement (the “Merger Agreement”). The Merger Agreement provided for, among other things, a business combination whereby Merger Sub will merge with and into Maslow, with Maslow as the surviving entity (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub will cease and Maslow will continue as the surviving corporation and a wholly owned subsidiary of the Company.

The Merger closed in accordance with the terms of the Merger Agreement on October 29, 2019. The Merger was consummated on October 29, 2019 by the filing of a Statement of Merger with the Secretary of the Commonwealth of Virginia and by making other filings or recordings required under the Virginia Stock Corporation Act in connection with the Merger. A copy of the Statement of Merger is filed as Exhibit 2.2 to this Form 8-K and is incorporated by reference. The Merger became effective on October 29, 2019.

We refer to the effective time of the Merger as the “Effective Time” and to the closing of the Merger overall as the “Closing.”

Reliability Actions Prior to Closing

Prior to the Closing, as required by the Merger Agreement, Reliability undertook certain actions, including, but not limited to, the following:

Debt Conversion

Pursuant to a debt conversion agreement dated October 28, 2019 between Reliability and Lone Star Value Co-Invest I, LP and a debt conversion agreement dated October 28, 2019 between Reliability and Lone Star Value Investors, LP (together, the “Debt Conversion Agreements”), Reliability converted substantially all of its issued and outstanding liabilities and debts into 1,085,307 shares of its authorized, issued and outstanding common stock, no par value per share (“Reliability Common Stock”), pursuant to which $50,000 and $70,000 in principal and interest accrued through September 18, 2019, the date on which the Merger Agreement was signed, was converted into 514,893 and 570,414 shares of Reliability Common Stock for Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP respectively. As of the date of these agreements, each of Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP were significant shareholders of the Reliability’ s common stock, each owning greater than 5%, and therefore were related parties of Reliability.

The foregoing description of the Debt Conversion Agreements are qualified in its entirety by reference to the Debt Conversion Agreements filed as Exhibit 10.22 and Exhibit 10.23 hereto and are incorporated herein by reference.

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Effects of the Merger

At the Effective Time, all the property, rights, privileges, powers and franchises of Maslow and Merger Sub vested in Maslow as the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Maslow and Merger Sub became those of Maslow as the surviving corporation. In addition, at the Effective Time, the Articles of Incorporation and Bylaws of Maslow remained in place as the Articles of Incorporation and Bylaws of Maslow as the surviving corporation.

As a result of the Merger, Reliability ceased to be a “shell” company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and by virtue of its ownership of Maslow became an indirect operating entity. Reference is made to Item 5.06 of this Current Report on Form 8-K which is incorporated in its entirety into this Item 2.01. The Merger also resulted in a “change in control” of Reliability. Reference is made to Item 5.01 of this Current Report on Form 8-K which is incorporated in its entirety into this Item 2.01.

The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties to the Merger Agreement agreed to report the Merger as a tax-free reorganization under the provisions of Section 368(a), and covenanted that none of them will take or cause to be taken any action which would prevent the transactions contemplated by the Merger Agreement from qualifying as a reorganization under Section 368(a).

Conversion of Maslow Common Stock

At the Effective Time, all shares of common stock, $1.00 par value per share, of Maslow (the “Maslow Common Stock”), issued and outstanding immediately prior to the Effective Time were converted into a number of shares of Reliability Common Stock constituting 94% of the total issued and outstanding shares of Reliability Common Stock, or 282,000,000 shares (the “Merger Consideration”). The shareholders of Reliability as of immediately prior to the Closing collectively retained a total aggregate number of shares of Reliability Common Stock constituting 6% of the issued and outstanding shares of Reliability Common Stock immediately following the Effective Time, or 18,000,000 shares of Reliability Common Stock.

In addition, at the Effective Time, each share of Maslow Common Stock that was issued and outstanding immediately prior to the Effective Time that was owned by Maslow as treasury stock was canceled and retired without any payment or distribution with respect to such shares; any outstanding shares of Maslow Common Stock that were owned by Reliability, Merger Sub or any other direct or indirect wholly owned subsidiary of Reliability or Merger Sub, were cancelled and retired and ceased to exist and no cash or consideration was delivered in exchange for such shares; and all outstanding shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into and became, collectively, one share of Maslow Common Stock and constitute the only outstanding share of capital stock of Maslow.

Additional Actions at the Closing

At the Closing, the then-current members of the Reliability Board of Directors consisting of Hannah Bible, Shawn Miles, and Julia Dayton elected Mark Speck to serve on the Reliability Board of Directors, and subsequently each of Mr. Miles and Ms. Dayton resigned. Mr. Eberwein remained as a Board observer.

Also, at the Closing, the officers of Reliability as of immediately before the Closing resigned, and the Reliability Board of Directors, as newly constituted as set forth above, elected new officers of Reliability, consisting of Nick Tsahalis (as President) and Mark Speck (as Chief Financial Officer and Secretary). Reference is made to Item 5.02 of this Current Report which is incorporated in its entirety into this Item 2.01.

In addition, pursuant to the terms of the Merger Agreement, Reliability was to enter into a Lock-Up Agreement with each of Mr. Eberwein, Dr. Doki, Shirisha Janumpally (“Mrs. Janumpally”), Dr. Valleru, Igly Trust, a trust for which Kalyan Pathuri is sole trustee and beneficiary, and Judos Trust, a trust for which Mrs. Janumpally is the sole trustee and beneficiary (each a “Holder”) (each, a “Lock-Up Agreement”) pursuant to which each Holder agreed not to (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Reliability Common Stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Reliability Common Stock, whether any such transaction is to be settled by delivery of shares of Reliability Common Stock or other securities, in case or otherwise; or (iii) publicly disclose the intention to do (i) or (ii) constituting the Merger Consideration described in this Item 2.01 or held by the Holders as of the Closing for a period of one year following the Closing. Reliability entered into a Lock-Up Agreement with each of Dr. Doki, Dr. Valleru, Igly Trust and Judos Trust. The Company waived the requirement that each of Mrs. Janumpally, Federal Systems (a company owned and controlled by Mrs. Janumpally), Mrs. Pathuri and Mr. Eberwein enter into a Lock-Up Agreement. Accordingly, such persons did not enter into a Lock-Up Agreement with the Company. Although shares held by such persons are not subject to a Lock-Up Agreement, the shares are restricted and may not be sold without registration or an exemption from registration. Because the Company was a shell company prior to the Merger, Rule 144 will not be available for the resale of such shares until one year has elapsed since the filing of this Current Report on Form 8-K, in addition to certain other requirements. The foregoing description of the Lock-Up Agreements is qualified in its entirety by reference to the form of Lock-Up Agreement filed herewith as Exhibit 10.25 and incorporated by reference herein.

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Lone Star Value Investors, LP, a Delaware limited partnership and Lone Star Value Co-Invest I, LP, a Delaware limited partnership (each, an “Investor”), also entered into a piggyback registration rights agreement at the Closing (the “Registration Rights Agreement”) with Reliability, pursuant to which Reliability agreed to provide the Investors with certain registration rights with respect to the shares of Reliability Common Stock held of record by the Investors as of the Closing. Pursuant to the terms of the Registration Rights Agreement, if, at any time after the effective date of the Registration Rights Agreement, Reliability determines to register for sale for cash on a Registration Statement under the Securities Act any of its Reliability Common Stock, for its own account or for the account of others (other than the Investors), subject to certain exceptions, then Reliability must, no less than 20 calendar days prior to such registration, give each Investor written notice thereof and, subject to certain exceptions, include as a piggyback registration all of the Investor’s registrable securities specified in a written request delivered by the Investor thereof within 10 calendar days after delivery to the Investor of such written notice from Reliability. If a piggyback registration is for a registered public offering that is to be made by an underwriting, Reliability must so advise any Investor as part of the written notice. In that event, the right of any Investor to piggyback registration is conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s registrable securities in the underwriting, subject to certain conditions. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement filed herewith as Exhibit 10.24 and incorporated by reference herein.

The foregoing description of the terms of the Merger Agreement is qualified in its entirety by reference to the provisions of the Merger Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2019 and is incorporated by reference herein.

Additionally, at the Closing, the Company entered into Joinder Agreements with certain holders of 10% or more of Maslow’s common stock. These Joinder Agreements are filed herewith as Exhibits 10.27, 10.28, and 10.29

FORM 10 DISCLOSURES

As disclosed elsewhere in this Current Report on Form 8-K, effective October 29, 2019, we acquired Maslow upon consummation of the transactions in the Merger Agreement. Item 2.01(f) of Form 8-K provides that if a registrant was a “shell company,” as such term is defined in Rule 12b-2 under the Exchange Act, as we were immediately preceding the Closing, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act (“Form 10”).

Accordingly, set forth below is the information that would be included in Form 10.

DESCRIPTION OF BUSINESS

Organizational History of Reliability and Maslow

Reliability Incorporated was incorporated under the laws of the State of Texas in 1953. From 1971 to 2007, Reliability was principally engaged in the design, manufacture, market, and support of high-performance equipment used to test and condition integrated circuits. This business was closed down in 2007. Since 2007, Reliability has had no operating activities and has been a “shell company” as defined by the Exchange Act.

Founded in 1988, Maslow originally focused on providing qualified production crews to Washington, D.C.’s television, cable, and multimedia outlets. In 1992, Maslow reorganized its business and incorporated in the Commonwealth of Virginia. Over time, Maslow expanded its reach, adding managed services, employer of record services, and executive recruiting services to clients throughout the United States. In addition, Maslow provides video production crews to clients in numerous countries outside of the United States. Maslow’s headquarters are located in Rockville, Maryland.

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Overview of Maslow Business

Principal Services

Managed Services

As part of its managed services, Maslow offers clients the opportunity to outsource all or part of their human resources (“HR”) functions to the Maslow managed teams, including:

●	Recruiting/Staffing
●	On site management
●	Background Checks/Drug Testing
●	On-Boarding
●	Benefits Administration (where applicable)
●	Workers Compensation Claim Management
●	Employee Relations
●	Vendor Management
●	Labor Law Requirements
●	State Employment Registration.

For Maslow’s managed services, Maslow provides an on-site manager who supervises Maslow’s staff and manages the specific function performed for the client.

Maslow’s managed teams are comprised of employees of Maslow, and, therefore, do not require any human resource (“HR”) related duties on the part of the client.

Employer of Record Services (“EOR”)

Maslow can support its clients’ operations with employer of record (“EOR”) services. An EOR serves as an employer for tax purposes while an employee performs work for the client. The client company still instructs the work of the employees, but the employees are still considered workers of the EOR. As an EOR, Maslow is responsible for all personnel functions, including payroll, taxes deposits and filing benefits administration, as well as federal, state and local compliance. Maslow’s EOR services include:

●	Classification of W-2s and 1099s;
●	Payroll processing;
●	State/city mandated sick leave tracking;
●	Affordable Care Act compliance;
●	Benefit Plan Administration (medical, dental, vision, short-term disability, supplemental life insurance, etc.);
●	Fair Labor Standards Act compliance;
●	Retirement plan management;
●	Workers’ compensation claim management;
●	Direct deposit processing;
●	Expense, equipment, and per diem payments;
●	End of year reporting; and
●	Customized billing and accounting report preparation.

Staffing and Executive Recruiting

For clients that need to fill new or vacant positions with qualified, permanent staff, Maslow offers executive recruiting services, whereby Maslow identifies and recruits full-time personnel to meet the needs of the client.

Maslow’s recruiting services include:

●	Advertising and marketing cost management; and
●	Life cycle involvement throughout the hiring process – including screening, salary negotiations, and contract or offer letter preparation.

Maslow also provides staffing services to clients. Maslow maintains a global network of multimedia and video production professionals to provide clients with camera crews and other technical and creative talent. Maslow’s staffing services include:

●	Interviewing and screening candidates thoroughly;
●	Processing background and reference checks;
●	Negotiating compensation packages; and
●	Monitoring performance.

Maslow presently has approximately 1,377 employees, consisting of 222 full-time and 1,155 part-time employees. These personnel have been deployed on customer projects throughout the U.S. and internationally, including in the following countries: China, Japan, Hong Kong, Australia, Peru, Chile, Brazil, St. Helena Island, Nigeria, Spain, the United Kingdom, France, Germany, Russia, Poland, Ukraine, Egypt, Turkey, Israel, Lebanon, Poland, Ireland, The Netherlands, Belgium, Austria, and Italy.

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Video Production Services

In connection with Maslow’s video production services, Maslow provides camera crews, equipment (as needed) and creative video production services to Maslow’s clients. Contract personnel with the following expertise are placed with clients for the term of a project:

●	Directors of photography;
●	Audio engineers;
●	Make-up artists;
●	Field producers;
●	Gaffers and grips;
●	Teleprompter operators; and
●	Drone operators.

Maslow’s production managers work side-by-side with clients to provide script-to-screen solutions for clients’ projects, including:

●	Conceptualization and treatment;
●	Project consultation and planning;
●	Budget development and management;
●	Booking and managing logistics and studio/field teams;
●	Camera crews and support worldwide;
●	Post-production facilities and freelancers;
●	Graphic design development;
●	Transmission services from satellite to streaming; and
●	Fully-staffed studios.

To support the needs of major broadcaster clients, Maslow has staff credentialed to work at high security U.S. government institutions, such as:

●	The White House;
●	The Pentagon; and
●	Capitol Hill.

All three of these offices require media personnel to obtain specific press passes through processes that include submission of an application, review by authorized personnel of the institution, and, if acceptable, issuance of a pass/badge.

Once a client informs Maslow of its creative and video production needs, Maslow assembles a team of creative and technical talent with professional gear packages to support those requirements. Project types include:

●	Documentaries;
●	Live events; and
●	Commercials.

Agreements with Clients

The specific terms governing an engagement are set forth in written agreements with Maslow’s clients. These service contracts generally fall into three categories and cover the following services:

●	Staffing Agreements

o	Staffing
o	Employer of Record Services
o	Managed Services

●	Search Agreements

o	Recruiting

●	Service Agreements (general contract for all services of Maslow)

o	Staffing
o	Employer of Record Services
o	Managed Services
o	Recruiting

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In certain instances, Maslow will enter into an agreement provided by a client on terms similar to one of Maslow’s form agreements. Historically, this has only been done at the request of the client, and such agreements are generally the same as our standard service agreements. In addition, video production services are generally provided on an ad-hoc basis, and not pursuant to a standard agreement. The pricing terms in the agreements are described in the sub-section “Pricing,” immediately following this sub-section.

Search Agreements

Search Agreements are generally executed with clients who seek recruiting services. Among other things, these contracts require Maslow to identify, evaluate, and screen prospective candidates for the open client positions, as well as to arrange initial interviews. Maslow also may agree to aid the client in the development and presentation of offers to prospective candidates.

Staffing Agreements

Staffing Agreements are generally used with clients who engage Maslow for its staffing, employer of record, and managed services. On the staffing side, pursuant to these agreements, Maslow provides the client with temporary or contingent workers and pay all compensation to those workers. Maslow maintains workers’ compensation and disability insurance on behalf of the workers and ensures that it meets all federal and state immigration requirements to service its clients. Maslow also can provide training for the workers supplied at customer requests, and screening to ensure a worker’s suitability for its client’s requirements. If the client desires to employ the worker directly during the term of the Staffing Agreement or within 12 months thereafter, the client agrees to pay a “release fee,” described in the sub-section “Pricing,” set forth below. If a worker supplied to a client resigns or is terminated for performance within the first 60-90 days of employment, Maslow will replace the individual at no additional cost to the customer.

On the managed services and employer of record side, Maslow agrees to serves as the employer of record for all employees of the client that are identified in the contract, pays wages and all applicable federal, state, and local payroll taxes for these employees, and manages health plans and insurance. The agreement also requires the client to perform risk assessments for a particular assignment in advance of any of Maslow’s employees to begin working for the client.

Service Agreements

Service Agreements are generally used with clients who engage Maslow for recruiting, staffing, employer of record, and managed services, and therefore is combination of the Search and Staffing Agreements, containing similar terms to those outlined above.

Pricing

Managed Services

For managed services, Maslow’s pricing model is based on a fixed cost that varies based on the number of the employees managed by Maslow for the client. In other words, the greater the number of employees managed, the greater the fee to the client. This fee is billed to the client on a monthly basis.

Employer of Record Services

Maslow is a national provider of EOR services. Because Maslow does business in every U.S. state, Maslow can quickly onboard and offboard employees to support customer requirements for temporary, seasonal or contract assignments. These employees are sourced and recruited by our customers and Maslow charges the client a fee that is a percentage of the gross wages paid to the Maslow employees that are working on behalf of the client. Since Maslow is the EOR for these individuals, Maslow pays the client’s employees directly. The client reimburses Maslow for the wages paid and Maslow charges a fee (or a “markup”) of those gross wages. The markup is intended to cover all statutory costs (such as taxes, workers’ compensation, any federal, state or local mandates, etc.) incurred by Maslow, Maslow’s overhead costs, and a service fee. Maslow’s service fee is generally the same for each client, but can vary based a number of factors, such as the classification of the employees, the location of services provided, and whether the employee is part of an organized labor union. For example, the service fee for managing 1099 contractors/corporations may be lower than the service fee for managing W-2 employees. Maslow also charges a higher service fee for clients that require expedited processing of their workers. In addition, Maslow offers discretionary volume discounts to clients that have a large number of workers managed by Maslow.

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Staffing and Executive Recruiting

For staffing services, Maslow typically charges the client by marking up the pay of employees or through other bill rates (i.e. Maslow charges the client an hourly rate that is a premium (mark-up) to the hourly wage that Maslow pays to the employee). The mark-up amount charged by Maslow on these staff varies based on the experience and qualifications of the candidate(s).

In addition, if the client hires a worker supplied by Maslow directly during the term of the Staffing Agreement or within 12 months thereafter, Maslow charges up to 25% of the hired worker’s anticipated first year’s base salary as a “release fee.” This fee may be reduced based on the length of the Staffing Agreement prior to being hired by a client.

For recruitment services, Maslow works on contingency basis - no fee is charged unless Maslow’s referred candidate is engaged to perform services directly or indirectly by the client. The fee for Maslow’s services is earned when a candidate is engaged to perform services. If Maslow permanently places any employee with the client, Maslow charges a flat placement fee that is a percentage of the new hire’s initial annualized base salary. Maslow offers a 60-90-day replacement search warranty, meaning if the candidate resigns or is terminated for performance within 60-90 days of the placement, Maslow will replace the candidate at no cost to the client, subject to certain limitations.

Video Production Services

Fees for crew members and equipment, as required, are typically charged as a single, lump sum, fixed fee. The fee varies depending the number of crew members supplied, the location of the project, the amount (and type) of equipment needed, the length of the project, and the length (and type) of deliverable expected at the end of the project. If the client requires equipment other than what Maslow typically supplies, that is offered at a fee based on “a la carte” pricing.

The Industry

Maslow operates within the workforce management industry. The services Maslow provides (managed services, employer of record, staffing, executive recruiting, and video production services) all fall within the broader category known as “workforce management” services.

The workforce management industry is divided into three major segments:

●	Employer of Record (EOR);
●	Contingent staffing (freelance, contract, temporary-to-permanent, direct hire); and
●	Managed services.

Due to the variety of the services Maslow offers, Maslow does not consider itself as falling into any specific segment of the staffing industry. However, the largest component of its revenues are from EOR services.

The EOR Market Segment

An EOR provides workers to customers often for specific functions. The EOR holds the employee agreement for individuals that have been sourced and recruited by its customers. Individuals are hired and provide services to customer organizations only.

Unlike the co-employer model of professional employer organizations (“PEOs”) where employee agreements remain at the customer level, an EOR holds all employee agreements and provides a complete suite of outsourced payroll, benefits, HR and compliance functions such as background checks, payroll management, benefits administration, and off-site quality management testing.

●	EORs differ from PEOs in that the EOR is the employer of the customer’s worker, as opposed to the worker being employed by the customer, as in the case with a PEO.
●	EORs assume all liabilities (i.e. U.S. Department of Labor classification, worker’s compensation, etc.) and responsibilities for workers.
●	EORs are responsible for all compliance with federal and state regulations, including healthcare mandates.
●	Customers maintain a single service agreement with the EOR as opposed to a bevy of and direct employee and contractor relationships.
●	EORs handle all issues arising from employment contracts.

Businesses of all sizes face increasing levels of complexity in managing HR processes, including regulatory pressures and escalating healthcare costs. These challenges are especially acute for small to medium-sized businesses (“SMBs”), which typically lack the scale and capability to solve many of these issues on their own. Services offered in the outsourced workforce management market segment, such as managed services and EOR services, can help SMBs with these challenges.

The HR needs of clients are influenced by the industry in which they operate. For example, wage and hour compliance and workers’ compensation are important components of Maslow’s solution for clients in the entertainment industry, and retirement plans and specialized employee perquisites are significant components of the solution to clients in the financial services industry. As a result, some EORs specialize in servicing clients of a specific industry, while others offer more general services to clients of any industry.

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Recruiting - The Placement Agency Market Segment

Recruiting agencies (or placement agencies) find workers to fill temporary, seasonal, contract or permanent positions at customer companies. These agencies may specialize in placing senior managers, midlevel managers, technical workers, or clerical and other support workers. The recruiting services Maslow provides are typical of the kinds of services provided by a staffing agency.

Demand for recruiting services is strongest in areas with strong employment growth, and geographic location can determine an agency’s success in attracting employees and employers.

During economic slowdowns, many client companies stop hiring altogether. In years of good economic growth, the number of jobs in the U.S. economy typical grows 1% to 2% per year.

To avoid large placement fees, big companies may use in-house personnel staff, current employee referrals, or human resources consulting companies to find and hire new personnel. Because staffing agencies typically charge a fee or markup on wages paid or a fixed fee based on a percentage of the first year’s salary of a new worker, companies with many jobs to fill have a large financial incentive to avoid agencies.

Most staffing agencies are small and may depend heavily on a few big customers for a large portion of revenue. Large customers may lead to increased revenues, but also expose agencies to higher risks. When major accounts experience financial hardships, and have less need for temporary employment services, agencies stand to lose large portions of revenue.

The loss of a staff member who handles a large volume of business can result in a large loss of revenue for an agency. Individual staff members, rather than the agency itself, usually develop strong relationships with customers. Staff members who move to another agency are often able to move customers with them.

Temporary Help and Video Production Services – The Contingent Staffing Market Segment

Temporary help services is the largest segment within the staffing industry, accounting for 55% of companies and 74% of offices in the industry according to data published by the American Staffing Association. These companies provide workers for customers for limited periods, often to substitute for absent permanent workers or to help during periods of peak demand. These workers, who are employees of the temporary help agency, will generally fill clerical, technical, or industrial positions. The crew workers that Maslow supply for its video production services are generally provided to clients on a temporary basis.

Major end-use customers for temporary staffing include businesses from a wide range of industries. Marketing involves direct sales presentations, referrals from existing clients, and advertising. Companies in the staffing industry compete both for customers and workers. Depending on market supply and demand at any given time, companies may allocate more resources either to finding potential clients or potential workers.

For many staffing companies, demand is lower late in the fourth quarter and early in the first quarter, partly because of holidays, and higher during the rest of the year. Some of the best opportunities for temporary employment are in industries traditionally active in seasonal cycles, such as construction, wholesale, and retail. The demand for video production services, however, is generally consistent year-round.

The Market

According to a 2018 report published by Statista, in the United States, the staffing industry generated $148.1 billion in 2018, and is predicted to increase to $157.8 billion in 2020. Major staffing services providers include Allegis Group and Randstad. The global staffing industry generated $490 billion in revenue worldwide in 2018, growth of 5% compared to the previous year, according to a May 2019 report published by Staffing Industry Analysts. Three countries — the US, Japan and the UK — comprised a majority of the revenue. The industry is growing fastest among nations in the Asia-Pacific region. In the U.S., there are about 20,000 staffing companies currently operating.

Government policies often shape the staffing services industry and determine growth potential. In Europe and Asia, employment services providers must register and obtain licenses from government agencies. In the US and the UK, employment service firms are considered the legal employer of temporary and contract workers and must abide by additional regulations. Some countries, such as France, have restrictions on the use of temporary workers.

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The rapid growth in the IT industry is benefitting US staffing firms, especially those with an IT focus. Both permanent and contingent IT employees are in high demand. Recruiters are having a harder time finding high-skilled workers, such as enterprise architects, cloud architects, and security specialists. 65% of staffing agencies servicing the IT industry reported skill shortages, according to a 2018 North American Staffing & Recruiting Trends Report. As a result, companies are more likely to turn to staffing agencies to find employees. In addition, the healthcare staffing industry is growing at approximately 6% per year. In 2018, seven of the top ten fastest growing staffing firms cited healthcare staffing as a top segment, according to the Bullhorn report cited above.

Employer of Record and Managed Services

The outsourcing of HR functions (i.e. employer of record and managed services) as an industry is growing. According to a 2018 report published by PrismHR, HR service providers reported an average 22% growth in 2017 from 2016. This number is even higher for smaller providers – HROs less than 1,000 employees saw average growth of 35%. In addition, 70% of executives at HRO companies surveyed by this study expected an increase in profit margins in the next few years. Additionally, according to data published by Statista in August 2019. the managed services market is expected to reach over 190 billion U.S. dollars in size in 2019, with forecasts suggesting that this number could grow to nearly 300 billion as early as 2023.

Recruiting

Over the past five years, the Placement Agencies in the US industry has grown by 4.4% to reach revenue of $23 billion in 2018, according to an October 2018 report published by IBISworld. A 2018 article published by Forbes estimates the entire recruitment market is over $200 billion worldwide.

Staffing

U.S. staffing companies employed an average of 3 million temporary and contract workers per week in 2018, up 1.4% from 2017, according to data published by the American Staffing Association. This is a record high average weekly number of staffing employees for any year since the inception of the ASA Staffing Employment and Sales Survey in 1990. In the fourth quarter of 2018, average weekly staffing employment totaled 3.40 million, 2.0% higher than in the fourth quarter of 2017, and the most for any quarter since 2005. On a quarter-to-quarter basis, the average weekly number of temporary and contract staffing jobs increased 5.6% from the third quarter of 2018 to the fourth quarter, signaling growth in the industry as a whole going forward.

Video Production Services

In the media and entertainment sector, the skyrocketing growth of streaming and mobile video has created new opportunities for television production. 55 percent of US households now subscribe to paid streaming video services, and nearly half (48 percent) of all US consumers streamed TV content every day or weekly in 2017, according to a Digital media trends survey published by Deloitte in 2018. Not only are consumers across all age groups streaming more content than ever before - they are doing it on smartphones and tablets. US consumers now pay about $2 billion monthly for subscription-video services. Over the past two years, 467 live-action scripted series were produced by U.S. studios for the domestic market, making the 2017-2018 development cycle the most productive in recent history. The number of live-action scripted series in production increased nearly 10 percent from 2016-2017 to 2017-2018 according to FilmLA’s 2018 Television Report. These upward trends signal continued growth of the television production industry, and more opportunities for staffing in this industry.

Maslow’s Presence in the Market

Maslow strives to provide comprehensive services and expertise to its clients across all segments of the staffing industry. Maslow was named one of the country’s top five payroll companies by the Hollywood Reporter in 2012. Maslow’s production crews have been recognized with multiple media awards for their work, such as:

●	“#3 Media Production Company” – DC Metro Area, The Washington Business Journal (2018)

●	“#2 Media Production Company” – DC Metro Area, The Washington Business Journal (2016 & 2017)

●	“Top Media Production Company” – DC Metro Area, The Washington Business Journal – (2014 & 2015)

●	“#1 Video Production Company, Washington DC” - The Washington Business Journal – (2005, 2006, 2007, 2008, 2009, 2010, & 2011)

Maslow was also ranked #3590 in 2010 and #4381 in 2012 in the Inc. 5000 “Fastest Growing Private Companies in the US” list.

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Currently, Maslow operates out of Rockville, Maryland, but provides services worldwide. Maslow is currently an Employer of Record in all 50 U.S. States. Outside the U.S., Maslow supplies crews to China, Japan, Hong Kong, Australia, Peru, Chile, Brazil, St. Helena Island, Nigeria, Spain, The U.K., France, Germany, Russia, Poland, Ukraine, Egypt, Turkey, Israel, Lebanon, Poland, Ireland, The Netherlands, Belgium, Austria, and Italy.

In the past 12 months, Maslow has seen the market for its services trending upward with respect to its current client base, as evidenced in clients’ billing amounts increasing, new client relationships increasing, and their overall need for labor assistance increasing. Maslow believes this is due to increased marketing and sales efforts. Maslow has increased its marketing, association and travel budgets to increase its visibility to its current and prospective clients, which it believes has contributed to its recent growth.

Maslow sees a majority of its business in the form of employer of record services, which accounts for approximately 92% of Maslow’s annual revenues. Maslow’s managed services represent approximately 3%, and video production, staffing and executive recruiting services combined represent approximately 5% of its annual revenues.

Competition

Managed Services

Managed Services providers that Maslow competes with include, but are not limited to:

●	TeamPeople, a division of System One Inc.
●	Randstad
●	Insperity
●	Group Management Services
●	Namely.com

Staffing and Executive Recruiting

Direct competitors of Maslow in the staffing space include, but are not limited to:

●	TeamPeople, a division of System One Inc.
●	Randstad

For executive recruiting, direct competitors include, but are not limited to:

●	TeamPeople, a division of System One Inc.
●	Creative Circle
●	The Lucas Group
●	Onward Search
●	DHR International

Employer of Record

In the Employer of Record space, the direct competitors of Maslow in the television and video production industry include, but are not limited to:

●	Entertainment Partners
●	Cast & Crew
●	PayReel, Inc.

Competitors in this space more generally include:

●	Velocity Global
●	Easy Payroll Global
●	Elements Global Services

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Video Production Services

In the video production services space, Maslow’s competitors include, but are not limited to:

●	PayReel, Inc.
●	Crew Connection Inc.
●	TeamPeople, a division of System One Inc.

In addition to the above companies, there are additional competitors that include any company that provides a similar range of services as us, as well as companies that just provide some or one of the services Maslow provides. The direct competitors listed above service the same industry that Maslow services and relies upon. The criteria for which these companies compete are based on price and service levels.

Customers

Maslow’s target customers are corporate media departments of Fortune 100 and Fortune 500 enterprises in all industries, broadcast networks, and government agencies. Currently, Maslow’s clients include global production companies, television networks, financial institutions, corporate multimedia departments, and government agencies.

A large portion of Maslow’s business comes from a single client - AT&T Services, Inc. (inclusive of its DirecTV division) (“AT&T”) - which accounted for 27% of Maslow’s total revenues in 2017 and 37% of Maslow’s total revenues in 2018. A copy of the Professional Services Agreement between AT&T and Maslow is attached to this Form 8-K as Exhibit 10.19. No other customer accounted for more than 10% of Maslow’s revenues.

Other key customers include Morgan Stanley, Goldman Sachs, Johnson & Johnson, Kaiser Permanente, Discovery, and Strayer University.

Marketing and Sales

Maslow extensively networks, markets, and advertises to build a large, qualified staff with all areas of expertise that its clients may need. Maslow has used multiple resources to drive in potential new temporary employees. These tactics range from advertisements at job boards, unemployment assist centers, as well as online advertisements. Maslow also utilizes Indeed and LinkedIn to recruit for direct placements.

Maslow markets itself primarily through business-to-business relationships. Salespeople are utilized to create relationships with the key decision makers at each potential client site. Each client is scrutinized for credit worthiness, reputation, and exposure to potential injuries.

Maslow provides ongoing internal training to its managed teams, keeping them abreast of industry trends and the latest digital technology. Maslow also provides annual performance reviews to develop, mentor, and encourage its employees to maintain a high standard of work quality.

Targeting commercial customer opportunities is done through a combination of aggressive marketing campaigns, leveraging internal and external sales teams, and networking. Maslow has engaged a marketing firm to handle its social media presence, newsletter outreach and leveraged campaigns on LinkedIn, all aimed at customer acquisition for Maslow. Maslow also partners with and is a member of a number of organizations, such as Communications Media Managers Association (CMMA), the American Staffing Association, and TIVA that connect Maslow with key players in its industry.

Maslow plans to expand its operations to provide Employer of Record, Staffing, and Managed Services in the IT, Healthcare, Accounting and Finance industries and other specialty spaces. In addition, improved relations with Maslow’s clients through consistent high-quality service may convince clients that Maslow can handle more of their needs than it currently provides, which could stimulate further growth.

Prospective Federal Government clients are targeted through Maslow’s active U.S. General Services Administration (GSA) schedule and by leveraging GovSpend, FedConnect, and FedBizOps tools to identify new opportunities. The Maslow Media Group, Inc. holds a GSA Schedule, Professional Services Schedule, Contract Number: GS-23F-0094M in order to qualify for U.S. Government contracts.

Maslow’s membership in industry organizations such as the CMMA (Communications Media Managers Association) and WIFV (Women in Film & Video) provide leads to additional opportunities. In addition, relationships with former freelancers and contract personnel of Maslow who have since become clients of The Maslow Media Group provides another channel of clients.

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Strategic Plans

Our objective is to increase Maslow’s market position as a leading comprehensive staffing and workforce management solutions provider on a national scale. Future plans include further expanding our global capabilities. To achieve this objective, we plan to utilize the following strategies:

Expand Employer of Record Market Position

Currently, Maslow’s EOR service is focused on serving the public or private sector in the media space or those organizations with media staffing requirements or desires. We believe there is an opportunity to expand our EOR sales and operational model by introducing our EOR services to industries outside of media, given that the organizational value our services can provide are not limited to any one industry. There is an opportunity to approach large corporates and other targets that:

●	have distinct profiles mirroring Maslow clients that are more apt to adopt an EOR solution.
●	are currently using PEO models and would be open to switching to EOR
●	have other matching target attributes that make them good candidates for EOR services

Maslow will utilize marketing and awareness campaigns to apprise the public and private sectors on the merits of EOR and how this form of outsourcing can have a profound cost savings. Maslow will also look to acquire companies in EOR space, given knowledge of the industry.

Pursue Strategic Acquisitions

The staffing industry is a fragmented industry and we believe there may be a substantial number of staffing and employer of record firms that could be acquired and would be accretive to our financial results. We intend to expand Maslow’s domestic coverage by acquiring specialized staffing and workforce management organizations that allow us to strengthen Maslow’s geographic reach, prime customer relationships, customer count, and core capabilities. Further, we plan to continue to enhance Maslow’s core competencies through potential acquisitions of businesses with strong staffing and solution specialties, including those employing new and emerging technologies. We will also look at tech-based solutions that are synergistic with our staffing business. However, there can be no assurance that a strategic acquisition can occur, or even if it does occur, there can be no assurance that it would be on terms acceptable to the Company or its shareholders.

Grow Revenues from Existing Clients

We plan to expand Maslow’s business by continuing to sell additional staffing and workforce management solutions to its existing client base. We believe Maslow’s client base is currently underpenetrated, and there are opportunities to sell additional services to these clients. We intend to leverage Maslow’s relationships and certifications, actively market its broad portfolio of services, and deliver a more comprehensive solution suite to Maslow’s clients, many of whom received only a subset of its services in the past. We plan to leverage Maslow’s extensive understanding of its client needs and infrastructures and implement best practices developed over years of successful implementations across the organization seeking to strengthen client relationships and expand the scope of the services Maslow provides to its existing clients. However, there can be no assurance that any of the foregoing will occur.

Attract New Clients

We intend to capitalize on Maslow’s scale, the scope of its domain expertise and its core capabilities, as well as its reputation as a trusted service provider to grow its client base in the United States and internationally. We believe we can capitalize on the growing demand for the types of solutions Maslow provides to cultivate new relationships across commercial enterprises and the public sector. We also intend to leverage Maslow’s expertise and industry knowledge to:

●	extend the reach of its EOR services to other industries. Given EOR acts as a workforce solution to almost any industry, there is a considerable opportunity to expand our customer base to Fortune 100 and Fortune 500 enterprises in all industries and dramatically increase revenues and profits.
●	broaden its focus and expand its operations to include professional services in IT, healthcare, aviation, oil and gas, finance, and accounting.
●	pursue new contracts with corporate media departments of in all industries, broadcast networks, and government agencies, as well as expand our involvement with Maslow’s current customer base.

However, there can be no assurance that any of the foregoing can occur as planned.

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Expand Services Offerings

Maslow plans to strengthen its video production services capabilities by continuing to hire recognized experts in the field. Maslow plans to continue to recruit professionals with the expertise needed to provide outstanding service and value to its clients’ staffing needs. Maslow also intends to continue to develop the skills and certifications of its video production crews, temporary employees, and full-time employees. Maslow also plans to enhance its employer of record and managed services capabilities and seeks to cross-sell these services to its existing broad client base, as well as to new clients. Maslow intends to increase its solutions capabilities through acquisitions of companies with IT consulting and professional service expertise. However, there can be no assurance that any of the foregoing can occur as planned.

Continue to Innovate and Deliver New Solutions

We intend to broaden Maslow’s capabilities and solutions to help clients keep pace with emerging services, industry practices, and technologies. Maslow expects to continue to invest in its infrastructure and technology to keep current with new technology initiatives, such as Enterprise Resource Planning and Customer Resource Management software, full migration of company data to the cloud, and upgraded Human Capital Management systems and software. We believe Maslow clients will continue to look to Maslow to solve their human resources challenges, and we plan to leverage Maslow’s industry expertise, experience and innovative culture to offer solutions that improve cost efficiency and business processes of our clients. We also believe the outsourcing certain of Maslow’s business functions will allow Maslow to realize additional cost optimization for its operations, which it can pass on to its clients. Maslow intends to outsource a number of its back-office functions to India, such as staff accountants, marketing analysts, and IT administrators. Maslow is also currently developing expertise to enable it to offer accounting, finance, and IT-related professional and consulting services, in addition to the services it already offers.

Capitalize on Opportunities Across Service Categories

We intend to leverage Maslow’s customer relationships and the capabilities of each of its service types to penetrate its broad solutions offerings into its combined client base. We believe that the complementary resources and capabilities of Maslow’s broad range of services will allow it to sell additional solutions offerings to its clients, many of whom currently purchase only a subset of its capabilities. We intend to utilize Maslow’s infrastructure to better serve its clients. However, there can be no assurance that any of the foregoing can occur as planned.

Additional Funding

We intend to secure credit facilities, term loans, guarantees, letters of credit, or other similar debt instruments on acceptable terms from traditional lenders to help finance our planned strategies and objectives for the Maslow business as outlined in this subsection. We will also look to see if actions we take may qualify for any local and state economic development incentive programs

In addition, we will look to capital markets and accredited individual investors to raise capital via convertible notes, Private Investments into Public Companies (PIPE), preferred stock issuances, bond issuances, and debentures.

Funding will be used to bolster corporate infrastructure and fund mergers and acquisitions activities.

Governmental Regulations

Maslow does not need or require any approval from government authorities or agencies in order to operate its regular business and operations. While Maslow believes that its operations are currently in compliance in all material respects with applicable federal and state statutes and regulations, the topics discussed below summarize what Maslow believes are the most important regulatory aspects of its business.

Maslow’s business is impacted by governmental regulations in the ordinary course of business. These regulations concern employment laws and rules, data privacy, and credentialing required for services we provide involving government agencies. Maslow must comply with all applicable federal and state wage and employment laws and rules. These regulations include, but are not limited to, the following: The Fair Labor Standards Act (FLSA), Occupational Safety and Health Act (OSHA), The Consumer Credit Protection Act (CPCA as it pertains to wage garnishment), and The Family and Medical Leave Act (FMLA), and the Affordable Care Act (ACA). In addition, as employment laws and regulations are constantly changing, Maslow must regularly evaluate if any new legislation requires it to comply with other or different laws.

Maslow strictly adheres to all IRS guidelines regarding its employees and independent contractors labor, as well as ACA compliance, mandated sick leave, and sexual harassment training.

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Operations

Managed Services

For Maslow’s outsourced contingent workforce program, a client is provided a team of workers to provide the services that would normally be handled by a department of the client company. The team is supported by a dedicated Maslow Media Client Services Representative who interfaces with the client to make sure its needs are being met. Maslow provides ongoing internal training to its managed teams, keeping them abreast of industry trends and the latest digital technology. They are treated as part of Maslow’s corporate staff and receive similar benefits. Maslow also provides annual performance reviews to develop, mentor, and incentivize its staff to maintain high standards of work.

Staffing and Executive Recruiting

A key component of Maslow’s ability to provide staffing and recruiting solutions for its clients is the maintenance of its global network of industry professionals and its experienced recruiting team. To find and recruit such candidates, Maslow uses its internal recruiting team, its own job board posted on Maslow’s website, as well as other online recruiting sources, such as Indeed and LinkedIn. All potential candidates are required to complete an application process, which screens for experience and work history. Upon completion, each candidate is interviewed by Maslow’s staffing coordinators and is asked a series of questions based on the client’s needs. If requested by Maslow’s clients, a candidate may be given a sequence of competency tests and/or a background check. Candidates may also be asked to provide samples of their prior work for client review (i.e. demo reels, etc.). Final candidate selections are sent to client for review. In addition, Maslow continues to monitor the performance of new hires and/or temporary workers supplied to the client.

Employer of Record Services

For Employer of Record (EOR) services, Maslow relies heavily on its expert team process and software providers to manage payroll, onboarding, benefits administration, year-end reporting, and other related human resources issues. Currently, Maslow relies on software provided by PayCom and Sage50, but in the future, Maslow may also consider other suitable software and integrated service options. Maslow handles all visa and work permit issues on behalf of its workers overseas.

Video Production Services

Maslow utilizes its network of freelancers with creative and technical production skills to support its clients’ creative video production needs, from documentaries to live events. Maslow also has full-time in-house production managers that can be retained to work side by side with clients for all logistical and creative endeavors related to the project at hand. Maslow also offers customers the option of sourcing gear and equipment from Maslow as part of its services package.

Insurance is an important part of Maslow’s overall operations, and Maslow maintains a full complement of insurance coverage, including General Liability, Workers Compensation, Inland Marine, Cyber Liability, Umbrella, Auto, Employment Practices Liability, Crime, and Professional Liability.

Employees

Maslow presently has approximately 1,377 employees, consisting of 222 full-time and 1,155 part-time employees. This number consists of employees that Maslow employs on behalf of its clients (1,760), as well as our “internal” employees (19) consisting of staffing coordinators, operation managers, sales managers, and senior management, all of which are integral to the success of the Company’s organization and operations.

Subsidiaries

Maslow is a wholly owned operating subsidiary of Reliability. Reliability has no other subsidiaries and Maslow has no subsidiaries.

RISK FACTORS

In this “Risk Factors” section of this Form 8-K, any references to “the Company,” “we,” “us,” “our” or words of similar import, refer to the Company and Maslow on a combined basis.

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS CURRENT REPORT ON FORM 8-K BEFORE DECIDING WHETHER TO INVEST IN THE REGISTRANT’S COMMON STOCK. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO THE REGISTRANT OR THAT THE REGISTRANT CURRENTLY DEEMS IMMATERIAL MAY ALSO IMPAIR THE REGISTRANT’S BUSINESS OPERATIONS.

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IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE REGISTRANT’S BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, THE TRADING PRICE OF THE REGISTRANT’S COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS CURRENT REPORT ON FORM 8-K ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. PLEASE SEE “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” ABOVE.

Risks Related to Our Business and Industry

The success of our business depends on our ability to attract and retain qualified employees that possess the skills demanded by clients and intense competition may limit the ability to attract and retain such qualified employees.

For the staffing, executive recruiting, and video production services the client offers, the success of the Company depends on the ability to attract and retain qualified employees who possess the skills and experience necessary to meet the requirements of clients or to successfully bid for new client projects. The ability to attract and retain qualified employees could be impaired by improvement in economic conditions resulting in lower unemployment, increases in compensation, or increased competition. During periods of economic growth, the Company faces increasing competition from other staffing companies for retaining and recruiting qualified temporary and permanent employees, which in turn leads to greater advertising and recruiting costs and increased salary expenses. These problems can be exacerbated by the fact that the Company often must attract and retain employees with skills specific to the video production industry, which narrows the pool of available, qualified employees that the Company may draw upon. If the Company cannot attract and retain qualified temporary and permanent employees, the quality of its services may deteriorate and the financial condition, business, and results of operations may be materially adversely affected.

Our success depends to a large degree on growth in market acceptance of the human resources outsourcing and related services we provide.

Since the majority of our revenues currently comes from employer of record services, a large portion of our success depends on the willingness of clients to outsource their HR function to a third-party service provider. Many companies have invested substantial personnel, infrastructure and financial resources in their own internal HR organizations and therefore may be reluctant to switch to our solution. Companies may not engage us for other reasons, including a desire to maintain control over all aspects of their HR activities, a belief that they manage their HR activities more effectively using their internal administrative organizations, perceptions about the expenses associated with our services, perceptions about whether our services comply with laws and regulations applicable to them or their businesses, or other considerations that may not always be evident. Additional concerns or considerations may also emerge in the future. We must address our potential clients’ concerns and explain the benefits of our approach in order to convince them to change the way that they manage their HR activities, particularly in parts of the United States where our company and solution are less well-known. If we are not successful in addressing potential clients’ concerns and convincing companies that our solution can fulfill their HR needs, then the market for our solution may not develop as we anticipate and our business may not grow.

Any significant or prolonged economic downturn could result in clients using fewer staffing and executive recruiting services offered by the Company, terminating their relationship with the Company, or becoming unable to pay for services on a timely basis, or at all.

Because demand for the types of services our Company offers is sensitive to changes in the level of economic activity, the Company’s business has in the past and may in the future suffer during economic downturns. Demand for the services we provide are highly correlated to changes in the level of economic activity and employment. Consequently, as economic activity begins to slow down, it has been the Company’s experience that companies tend to reduce their use of our services, resulting in decreased revenues and profit levels. In addition, the Company may experience pricing pressure during economic downturns which could have a negative impact on the results of operations. Further, many of our clients are corporate media departments and broadcast networks. As a result, any industry downturn that affects these kinds of companies could have a major effect on our business.

The deterioration of the financial condition and business prospects of clients could reduce their need for the staffing and executive recruiting services we provide, and could result in a significant decrease in the Company’s revenues and earnings derived from these clients. In addition, during economic downturns, companies may slow the rate at which they pay their vendors, seek more flexible payment terms or become unable to pay their debts as they become due.

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State unemployment insurance expense is a direct cost of doing business in the staffing industry. State unemployment tax rates are established based on a company’s specific experience rate of unemployment claims and a state’s required funding formula on covered payroll. Economic downturns have in the past, and may in the future, result in a higher occurrence of unemployment claims resulting in higher state unemployment tax rates. This would result in higher direct costs to us. In addition, many state unemployment funds have been depleted during the recent economic downturn and many states have borrowed from the federal government under the Title XII loan program. Employers in all states receive a credit against their federal unemployment tax liability if the employer’s federal unemployment tax payments are current and the applicable participating state is also current with its Title XII loan program. If a state fails to repay such loans within a specific time period, employers in such states may lose a portion of their tax credit.

The Company is exposed to employment-related claims and costs as well as periodic litigation that could materially adversely affect the Company’s financial condition, business, and results of operations.

Our business often entails employing individuals and placing such individuals in clients’ workplaces. The ability to control the workplace environment of clients is limited. As the employer of record of these employees, the Company incurs a risk of liability to its employees and clients for various workplace events, including:

●	claims of misconduct or negligence on the part of employees;
●	discrimination or harassment claims against employees, or claims by employees of discrimination or harassment by clients or the Company;
●	immigration-related claims;
●	claims relating to violations of wage, hour, and other workplace regulations;
●	claims related to wrongful termination or denial of employment;
●	violation of employment rights related to employment screening or privacy issues;
●	claims relating to employee benefits, entitlements to employee benefits, or errors in the calculation or administration of such benefits; and;
●	possible claims relating to misuse of clients’ confidential information, misappropriation of assets, or other similar claims.

The Company may incur fines and other losses and negative publicity with respect to any of these situations. Some of the claims may result in litigation, which is expensive and distracts attention from the operations of ongoing business.

The Company assumes the obligation to make wage, tax, and regulatory payments for our employees, and, as a result, is exposed to client credit risks.

The Company generally assumes responsibility for and manages the risks associated with employees’ payroll obligations, including liability for payment of salaries, wages, and certain taxes. These obligations are fixed, whether or not clients make payments as required by services contracts, which exposes the Company to credit risks of clients.

Workers’ compensation costs for employees may rise and reduce our margins and require more liquidity.

The Company is responsible for and pays workers’ compensation costs for individuals employed by the company – both regular staff and client employees for which the company is the “employer of record.” At times, these costs have risen substantially as a result of increased claims and claim trends, general economic conditions, changes in business mix, increases in healthcare costs, and government regulations. Although the Company carries insurance, unexpected changes in claim trends, including the severity and frequency of claims, actuarial estimates, and medical cost inflation could result in costs that are significantly different than initially reported. If future claims-related liabilities increase due to unforeseen circumstances, or if new laws, rules, or regulations are passed, costs could increase significantly. There can be no assurance that the Company will be able to increase the fees charged to clients in a timely manner and in a sufficient amount to cover increased costs as a result of any changes in claims-related liabilities.

We currently depend on a single customer for a material portion of our net revenue. The loss of or a substantial reduction in business of this customer would significantly reduce our net revenue adversely impact our operating results.

AT&T accounted for 37% of our total revenues for the year ended December 31, 2018. The loss of, or a substantial reduction in business from, this customer would have a significant negative impact on our business and our operating results. We may not be successful in finding a client or clients that could replace the loss of this single customer, and as such, it could have a negative impact on our revenue and results of operations for a prolonged period. Reference is made to the information provide in the “Description of Business – Customers” section of this Report above.

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Improper disclosure of employee and client data could result in liability and harm to the reputation of the Company.

The business of the Company involves the use, storage, and transmission of information about employees and clients. It is possible that security controls over personal and other data and practices that the Company follows may not prevent the improper access to, or disclosure of, personally identifiable or otherwise confidential information. Our security controls may be inadequate, or hackers or other malicious groups or organizations may attempt to interfere with our data through different means, including but not limited to malware attacks, denial of service attacks, consensus based attacks. Any event that results in a disclosure of our clients’ and employees’ data could harm the reputation of the Company and subject the Company to liability under contracts and the laws that protect personal data and confidential information, resulting in increased costs or loss of revenue. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which the Company provides services. The failure to adhere to or successfully implement processes in response to changing regulatory requirements in this area could result in legal liability or impairment to the reputation of the Company in the marketplace.

The Company could face disruption and increased costs from outsourcing and offshoring various aspects of its business.

The Company is currently intending to outsource aspects of its business to lower cost of employment areas such as India. This outsourcing solution would focus predominantly on shared service activities which traditionally consist of back office functions such as “hire to retire”, “procure to pay” and “order to cash” processes. Although a goal of outsourcing our operations is to reduce the operational costs of our business, it is possible that we will not realize any benefit from outsourcing such aspects of our business, or even increase our overhead expenses. A transition may create risk of errors and omissions or technical disruptions that could negatively impact our clients, and in turn damage our reputation resulting in a loss of customers of our business.

The Company is obligated to pay certain fees and expenses.

The Company will pay various fees and expenses related to its ongoing operations regardless of whether or not the Company’s activities are profitable. These fees and expenses will require dependence on third-party relationships. The Company is generally dependent on relationships with its strategic partners and vendors, and the Company may enter into similar agreements with future potential strategic partners and alliances. The Company must be successful in securing and maintaining its third-party relationships to be successful. There can be no assurance that such third parties may regard their relationship with the Company as important to their own business and operations, that they will not reassess their commitment to the business at any time in the future, or that they will not develop their own competitive services, either during their relationship with the Company or after their relations with the Company expire. Accordingly, there can be no assurance that the Company’s existing relationships or future relationships will result in sustained business partnerships, successful service offerings, or significant revenues for the Company.

The Company depends on its management team to manage its business effectively.

The Company’s future success is dependent in large part upon its ability to understand, develop, and execute the business plan and to attract and retain highly skilled management, operational and executive personnel. Thus, the Company’s is highly dependent on its officers, to provide the necessary skills, experience and background to execute the Company’s business plan. Additionally, the Employer of Record business while not overly complicated is a specialty service which requires a full understanding of the service and its merits to be able to educate the clients to win business and operate optimally. The loss of any officer’s services with this knowledge could stifle the Company’s growth for 4-9 months, and could impede, particularly initially as the Company builds a record and reputation, its ability to develop and execute on its objectives, and as such would negatively impact the Company’s possible overall development.

Government regulation could negatively impact the business.

The Company’s business is subject to various government regulations in the jurisdictions in which it operates. Currently, the Company operates in all 50 U.S. states and in numerous foreign countries. Due to the wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry, such as the imposition of additional licensing or tax requirements. Failure to comply with the legal regulations in places we do business or the regulatory prohibition or restriction of employment services could lead to financial liability and regulatory action against the Company, which could significantly harm our development as a business.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar solutions. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

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The staffing industry is highly competitive with limited barriers to entry, which could limit the Company’s ability to maintain or increase our market share or profitability.

The staffing industry is highly competitive with limited barriers to entry. Although we specialize in Employer of Record and providing staffing services specifically for video production, where the market is not yet saturated by competitors, we still face significant competition in the national, regional, and local markets we operate in for staffing. Price competition in the staffing industry is intense and pricing pressures from competitors and clients are increasing. Pricing pressure in the past has negatively impacted the Company’s results of operations. There are new competitors entering various markets which may further increase pricing pressures.

Clients have continued to competitively bid new contracts, and this trend is expected to continue for the foreseeable future. The Company also faces significant competition in attracting and retaining qualified personnel.

The Company is subject to the potential factors of market and customer changes, which could result in our inability to timely respond to the needs of our clients.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company’s competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services. In the Company’s industry, failure by a business to adapt to the changing needs and demands of customers is likely to render the business obsolete.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our Company, including the utility of our services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our services, which could harm our business and operating results. Harm to our reputation can arise from many sources, including poor performance or misconduct by the workers we supply and recruit for our clients, misconduct by our partners, outsourced service providers or other counter-parties, and failure by us to meet minimum standards of service expected by clients in our industry.

The Company has generated revenues, but limited profits, to date.

The business model of the Company involves significant costs of services, resulting in a low gross and net margins on revenues. Coupling this fact with the required operating expenses incurred by the Company, the Company has only generated approximately $1.5 million in total profits in any one year. The Company now has the added expense of being a public company, which will consist of additional expense for management compensation, administrative costs and legal fees for reporting and regulatory compliance. The Company hopes and expects that as its business expands it will enjoy economies of scale resulting in higher operating and net margins and improved cash flows, but there is no guarantee this will occur.

The Company has made significant loans to related parties that are currently outstanding.

The Company currently has three outstanding promissory notes with related parties – one with Vivos Real Estate, LLC, and two with Vivos Holdings, LLC (“Vivos”). Vivos was previously the sole shareholder of Maslow, and is owned and operated in part by Dr. Doki, a significant shareholder of the Company. As of September 30, 2019, the total outstanding balance on these notes was $3,918,068. Although both of these promissory notes do not mature until 2023, Dr. Doki, an owner of a of Vivos Real Estate, LLC and Vivos Holdings, LLC, has personally guaranteed to the Company that he will repay $3,000,000 of the balance of these notes within the 2019 calendar year via cash, stock, or other business assets acceptable to the Company pursuant to a personal guarantee agreement dated June 12, 2019. Nonetheless, it is possible that Dr. Doki will not make such a contribution to the Company prior to the maturity dates of these notes. While the Company does not require repayment of these notes in 2019 to be able to conduct its current plan of operations, the Company’s intended strategy of pursuing acquisitions of other companies and building a corporate infrastructure will require a level of cash resources beyond what the Company has currently. Therefore, without such an “early” repayment by Dr. Doki, we could require capital from lenders or the capital markets, which would increase the Company’s indebtedness and impact its liquidity. Further, in addition to Dr. Doki not adhering to his personal guaranty agreement, there is the possibility that Vivos Real Estate, LLC and/or Vivos will default on one or all of these promissory notes, which would be a significant loss of expected cash or relative value to the Company and could have a material negative impact on our operations.

The Company could be subject to unknown liabilities as a result of its previous status as a wholly-owned subsidiary.

The Company was previously (as Maslow) a wholly-owned subsidiary of Vivos. As such, Vivos had the authority to subject and join the Company as a guarantor or direct debtor for a loan, advance, or other liability without the knowledge or consent of the Company. Although Vivos has represented to us that there are no undisclosed debt or liabilities naming the Company as a debtor or guarantor, it is possible that there are liabilities that the Company is subject to of which the Company has no knowledge. Such unknown liabilities, to the extent they exist, could negatively affect our plan of operations.

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The Company may suffer from lack of availability of additional funds.

We expect to have ongoing needs for working capital in order to fund operations and to continue to expand our operations. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital on favorable terms, if at all. If we are successful, whether the terms are favorable or unfavorable, there is a potential that we will fail to comply with the terms of such financing, which could result in severe liability for our Company. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund liabilities, or (d) seek protection from creditors. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

Our acquisition strategy creates risks for our business.

We expect that we will pursue acquisitions of other businesses, assets or technologies to grow our business. We may fail to identify attractive acquisition candidates or we may be unable to reach acceptable terms for future acquisitions. We might not be able to raise enough cash to compete for attractive acquisition targets. If we are unable to complete acquisitions in the future, our ability to grow our business at our anticipated rate will be impaired.

We may pay for acquisitions by issuing additional shares of Reliability Common Stock, which would dilute our stockholders, or by issuing debt, which could include terms that restrict our ability to operate our business or pursue other opportunities and subject us to meaningful debt service obligations. We may also use significant amounts of cash to complete acquisitions. Most acquisitions will include “Earn Out” provisions which ensure adequate generation of revenue and profits, but cash required to pay Earn Outs likely will exceed that total or incremental cash flow generated by the acquired business. To the extent that we complete acquisitions in the future, we likely will incur future depreciation and amortization expenses associated with the acquired assets. We may also record significant amounts of intangible assets, including goodwill, which could become impaired in the future. Acquisitions involve numerous other risks, including:

●	difficulties integrating the operations, technologies, services and personnel of the acquired companies;

●	challenges maintaining our internal standards, controls, procedures and policies;

●	diversion of management’s attention from other business concerns;

●	over-valuation by us of acquired companies;

●	litigation resulting from activities of the acquired company, including claims from terminated employees, customers, former stockholders and other third parties;

●	insufficient revenues to offset increased expenses associated with the acquisitions and unanticipated liabilities of the acquired companies;

●	insufficient indemnification or security from the selling parties for legal liabilities that we may assume in connection with our acquisitions;

●	entering markets in which we have no prior experience and may not succeed;

●	risks associated with foreign acquisitions, such as communication and integration problems resulting from geographic dispersion and language and cultural differences, compliance with foreign laws and regulations and general economic or political conditions in other countries or regions;

●	potential loss of key employees of the acquired companies; and

●	impairment of relationships with clients and employees of the acquired companies or our clients and employees as a result of the integration of acquired operations and new management personnel.

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If we fail to integrate newly acquired businesses effectively, we might not achieve the growth, service enhancement or operational efficiency objectives of the acquisitions, and our business, results of operations and financial condition could be harmed.

The Company may be subject to financial liability under the terms of settlement agreements entered into with previous lenders.

The Company was previously a co-borrower with Vivos on a number of Merchant Cash Advance (MCA) loans, as well as a guarantor on certain MCA loans of which Vivos was the borrower (collectively, the “MCA Loans”). Vivos, our former parent company, defaulted on all of these MCA loans, which resulted in the Company entering into settlement agreements with the lenders on the defaulted loans (the “Settlement Agreements”). As of September 30, 2019, the Company owes $38,695 in connection with the MCA Loans in its individual capacity, and Vivos owes a total of $1,230,811. However, under the terms of these Settlement Agreements, the Company is jointly and severally liable with Vivos for repayment of the total amounts due under the Settlement Agreements. As such, a default by Vivos could result in a default under the terms of the Settlement Agreements, and could cause any outstanding indebtedness under the Settlement Agreements to become immediately due and payable by all parties to the Settlement Agreements, including the Company, which could significantly affect our liquidity, as well as our ability to obtain further credits or loans in the future. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements. For more information on these Settlement Agreements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”.

The Company may suffer from a lack of liquidity.

By incurring indebtedness, the Company subjects itself to increased debt service obligations which could result in operating and financing covenants that would restrict our operations and liquidity. This would impair our ability to hire the necessary senior and support personnel required for our business, as well carry out its acquisition strategy and other business objectives.

The Company currently lacks the technology necessary to manage its’ planned accounting, staffing operations, payroll, and sales activities.

The Company relies heavily on its software providers to manage payroll, recruitment, onboarding, benefits administration, scheduling, year-end reporting, and other related human resources issues. Currently, we rely on software provided by PayCom and Sage50 to help manage these operations. Such software is sufficient for our current operations, but will not handle the growing complexity of our needs as we evolve our operations through mergers and acquisitions of other businesses. If we cannot successfully implement a technology solution for managing accounting finance, payroll, benefits, purchase orders, vendor payments, and management of human resources data, we may not be able to successfully reduce the general and administrative costs of businesses that we acquire – a major component of our acquisition strategy - which would ultimately impair our ability to generate a healthy profit.

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The Company is currently party to a factoring facility that is eroding its profit margins and may impair our ability to secure quality financing.

The Company is currently party to a factoring and security agreement (a “factoring facility”) that it entered into on November 4, 2016 with Triumph Business Capital. Pursuant to this factoring facility, the Company sells its accounts receivable (i.e. invoices) to Triumph at a discount so that the Company can meet its immediate cash needs, at which point the value of those invoices become a debt of the Company that must be paid to the Triumph. This type of facility is common for companies in the staffing and EOR industries as a great deal of cash is advanced to make payroll and pay contractors. We must use a substantial portion of our cash flow from operations to make debt service payments on this factoring facility, which reduces the funds available to us for other purposes such as working capital, capital expenditures and acquisitions. In addition, because our largest asset (our revenues) is encumbered pursuant to this factoring facility, our ability to obtain lines of credit or other financings for other purposes such as growth initiatives and acquisitions is limited. Additionally, we are exposed to fluctuations in interest rates because our factoring facility has variable rates of interest. The reduction of cash flow as a result of these factoring facilities may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition, and makes us more vulnerable to general economic downturns and adverse developments in our business. While we currently plan to renegotiate a more cost effective relationship or move to a significantly more cost effective factoring facility in early 2020, we may be unsuccessful in acquiring such an agreement on better terms than the factoring facility to which we are currently a party, in which case we would continue to experience the disadvantages and potential risks to our business caused by this agreement described herein. For more information about this factoring facility, see “Management’s discussion and analysis of financial condition and results of operations – Liquidity and Capital Resources.”

No formal market survey has been conducted.

No independent marketing survey has been undertaken to determine the potential demand for the Company’s services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business can be developed to sustain the Company’s operations on a continued basis.

The Company services numerous geographic areas, and therefore may be subject to risks such as natural disasters and travel-related disruptions, which may materially adversely affect our business, financial condition and results of operations.

We operate in all U.S. states and in numerous countries around the world. To do so, we often send workers to locations that could be affected by various factors beyond our control that could adversely affect our ability to service our clients. These factors could also affect our employees, vendors, insurance carriers and other contractual counterparties. Such factors include:

●	war, terrorist activities or threats and heightened travel security measures instituted in response to these events;

●	outbreaks of pandemic or contagious diseases or consumers’ concerns relating to potential exposure to contagious diseases;

●	natural disasters, such as hurricanes, fires, earthquakes, tsunamis, tornados, floods and volcanic eruptions and man-made disasters;

●	bad weather and even forecasts of bad weather, including abnormally hot, cold and/or wet weather;

●	oil prices and travel costs and the financial condition of the airline, automotive and other transportation-related industries, any travel-related disruptions or incidents and their impact on travel; and

●	actions or statements by U.S. and foreign governmental officials related to travel and corporate travel-related activities (including changes to the U.S. visa rules) and the resulting public perception of such travel and activities.

Any one or more of these factors could adversely affect our ability to offer services to clients, which could materially adversely affect our business, financial condition and results of operations.

The Company’s lease for its headquarters may be terminated at the option of the landlord without cause.

The Company currently leases its headquarters pursuant to a lease that is month-to-month. This lease is terminable upon either the Company or the Company’s landlord giving one month’s notice to the other party. As such, the Company could be forced to relocate upon a month’s notice, which could result in operational difficulties for the Company during the transitional period to a new office space. The information contained in the section entitled “Properties” is incorporated by reference.

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Risks Related to Ownership of Reliability Common Stock

Our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares in this offering.

The market price of Reliability Common Stock has been, and is likely to continue to be, volatile for the foreseeable future. The market price of Reliability Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including the factors listed below:

●	actual or anticipated fluctuations in our results of operations;

●	any financial projections we provide to the public, any changes in these projections or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	ratings changes by any securities analysts who follow our company;

●	announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	changes in operating performance and stock market valuations of other business services companies generally, or those in our industry in particular;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	changes in our board of directors or management;

●	sales of large blocks of Reliability Common Stock, including sales by our executive officers, directors and significant stockholders;

●	lawsuits threatened or filed against us;

●	short sales, hedging and other derivative transactions involving our capital stock;

●	general economic conditions in the United States and abroad; and

●	other events or factors, including those resulting from war, incidents of terrorism or responses to these events.

In addition, stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many business services companies. Stock prices of many business services companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business, results of operations and financial condition.

Reliability Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who beneficially owns restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for Reliability Common Stock. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company.

The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a result of the Merger as described in Items 1.01 and 2.01, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act.

While we believe that as a result of the Merger, the Company ceased to be a shell company, the SEC and others whose approval is required in order for shares to be sold under Rule 144 might take a different view.

Rule 144 is available for the resale of securities of former shell companies if and for as long as the following conditions are met:

(i) the issuer of the securities that was formerly a shell company has ceased to be a shell company,

(ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

(iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

(iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

Although the Company is filing Form 10 Information with the SEC on this Form 8-K, shareholders who receive the Company’s restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the other conditions to this exception and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

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The sale of the additional shares of Reliability Common Stock could cause the value of Reliability Common Stock to decline.

The sale of a substantial number of shares of Reliability Common Stock, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish. Further, if we do sell or issue more Reliability Common Stock, any investors’ investment in the Company will be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in Reliability Common Stock could seriously decline in value.

The application of the “penny stock” rules could adversely affect the market price of Reliability Common Stock and increase transaction costs to sell those shares.

The SEC has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	that a broker or dealer approve a person’s account for transactions in penny stocks, and
●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person, and
●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination, and
●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Reliability Common Stock and cause a decline in the market value of Reliability Common Stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted Rule 2111 that requires a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending the investment. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy Reliability Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board.

Risks Related to our Previous Status as a Shell Company

We may have contingent liabilities related to our operations prior to the Merger of which we are not aware and for which we have not adequately provisioned.

We identified as a shell company with no operating activities prior to the Merger. Upon completion of the Merger, we acquired all of the operations of The Maslow Media Group, Inc. Prior to the consummation of the Merger, Reliability Incorporated was engaged from 1971 to 2007 in the design, manufacture, market, and support of high performance equipment used to test and condition integrated circuits. This business was closed down in 2007.

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We cannot assure you that there are no material claims outstanding, or other circumstances of which we are not aware, that would give rise to a material liability relating to those prior operations, even though we do not record any provisions in our financial statements related to any such potential liability. If we are subject to past claims or material obligations relating to our operations prior to the consummation of the Merger, such claims could materially adversely affect our business, financial condition and results of operations.

Risks Related to the Merger and the Ownership of Reliability Common Stock

We will incur increased costs and demands upon management and accounting and finance resources as a result of complying with the laws and regulations affecting public companies; any failure to establish and maintain adequate internal control over financial reporting or to recruit, train and retain necessary accounting and finance personnel could have an adverse effect on our ability to accurately and timely prepare our consolidated financial statements.

We identified as a shell company with no operating activities prior to the Merger. Upon completion of the Merger, we acquired all of the operations of The Maslow Media Group. Inc. As a public operating company, we will incur significant administrative, legal, accounting and other burdens and expenses beyond those of a private company, including those associated with corporate governance requirements and public company reporting obligations. In particular, we will need to enhance and supplement our internal accounting resources with additional accounting and finance personnel with the requisite technical and public company experience and expertise, as well as refine our quarterly and annual financial statement closing process, to enable us to satisfy such reporting obligations. However, even if we are successful in doing so, there can be no assurance that our finance and accounting organization will be able to adequately meet the increased demands that result from being a public company.

Furthermore, we will be required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. In order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to document and test our internal control procedures and prepare annual management assessments of the effectiveness of our internal control over financial reporting. These assessments will need to include disclosure of identified material weaknesses in our internal control over financial reporting. Testing and maintaining internal control over financial reporting will involve significant costs and could divert management’s attention from other matters that are important to our business. Additionally, we cannot provide any assurances that we will be successful in remediating any deficiencies that may be identified. If we are unable to remediate any such deficiencies or otherwise fail to establish and maintain adequate accounting systems and internal control over financial reporting, or we are unable to recruit, train and retain necessary accounting and finance personnel, we may not be able to accurately and timely prepare our consolidated financial statements and otherwise satisfy our public reporting obligations. Any inaccuracies in our financial statements or other public disclosures (in particular if resulting in the need to restate previously filed financial statements), or delays in our making required SEC filings, could have a material adverse effect on the confidence in our financial reporting, our credibility in the marketplace and the trading price of Reliability Common Stock.

In addition, our management team will also have to adapt to other requirements of being a public company. We will need to devote significant resources to address these public company-associated requirements, including compliance programs and investor relations, as well as our financial reporting obligations. Complying with these rules and regulations will substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly.

Reliability Common Stock may not be eligible for listing on a national securities exchange.

Reliability Common Stock is not currently listed on a national securities exchange, and we do not currently meet the initial quantitative listing standards of a national securities exchange. We cannot assure you that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial qualitative listing standards, that we will be able to maintain any such listing. Reliability Common Stock is currently quoted on the OTCQB of the OTC Marketplace under the symbol of “RLBY”, and, unless and until Reliability Common Stock is listed on a national securities exchange, we expect that it will continue to be eligible and quoted on the OTC Bulletin Board, another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of Reliability Common Stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling Reliability Common Stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

We do not anticipate paying any dividends in the foreseeable future.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends to holders of Reliability Common Stock in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements and notes thereto filed herewith as Exhibits 99.1 and 99.5. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Report.

On October 29, 2019, our wholly owned subsidiary, Merger Sub, merged with and into Maslow. Pursuant to the Merger, Maslow was the surviving corporation and became our wholly owned subsidiary. All of the outstanding Maslow Common Stock was converted into shares of Reliability Common Stock.

The shareholders of Maslow received an aggregate of 282,000,000 shares of Reliability Common Stock at the Closing of the Merger. The shareholders of Reliability as of immediately prior to the Closing collectively retained a total aggregate number of shares of Reliability Common Stock of 18,000,000.

As a result of the Merger, we acquired the business of Maslow and will continue the existing business operations of Maslow as a publicly-traded company under the name Reliability Incorporated.

As the result of the Merger and the change in business and operations of the Company, a discussion of the past financial results of the Company is not pertinent, and under applicable accounting principles the historical financial results of Maslow, the accounting acquirer, prior to the Merger are considered the historical financial results of the Company.

The following discussion highlights Maslow’s results of operations and the principal factors that have affected its financial condition as well as its liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on Maslow’s audited and unaudited financial statements contained in this Report, which were prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of Maslow for the fiscal years ended December 31, 2018 and 2017, and the unaudited financial statements of Maslow for the nine months ended September 30, 2019, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited and unaudited financial statements. All such adjustments are of a normal recurring nature.

Organizational History of Reliability and Maslow

Reliability Incorporated was incorporated under the laws of the State of Texas in 1953. From 1971 to 2007, Reliability was principally engaged in the design, manufacture, market, and support of high-performance equipment used to test and condition integrated circuits. This business was closed down in 2007. Since 2007, Reliability has had no operating activities and has been a “shell company” as defined by the Exchange Act.

Founded in 1988, Maslow originally focused on providing qualified production crews to Washington, D.C.’s television, cable, and multimedia outlets. In 1992, Maslow incorporated in the Commonwealth of Virginia. Over time, Maslow expanded its reach, adding managed services, employer of record services, and executive recruiting services to clients throughout the United States. In addition, Maslow provides video production crews to clients in numerous countries outside of the United States. Maslow’s headquarters is located in Rockville, Maryland.

Overview

Maslow was incorporated in the state of Virginia in 1988. Maslow is a workforce solution company that offers managed services, employer of record services, staffing and executive services, and video production services. The Company works with clients across the globe, including global production companies, television networks, corporate multimedia departments and government agencies. Maslow’s headquarters are located in Rockville, Maryland.

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Results of Operations

The selected historical financial information presented below is derived from our audited consolidated financial statements for the years ended December 31, 2018 and 2017.

The data set forth below should be read in conjunction with the financial statements and accompanying notes elsewhere in this Report.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Revenue Earned. Revenue for the twelve months ended December 31, 2018 increased 7.4% to $37,637,982 as compared to $35,059,999 for the twelve months ended December 31, 2017. The revenue increase is largely due to adding new customers, which increased our revenues $3,600,273, or 11.6% for the twelve months ended December 31, 2018 compared to the same period in 2017. We believe this increase in customers was fueled by increased marketing and business development efforts in this area of our business, directed at both obtaining new clients and increasing revenue from existing customer relationships.

Cost of Earned Revenue. Cost of earned revenue for the twelve months ended December 31, 2018 increased 8.1% to $33,773,519 from $31,253,569 for the twelve months ended December 31, 2017. The relative increase in cost of revenue however was 5.4% as gross margin dipped to 10.3% from 10.9%. The increase is largely the result of a significant increase in our costs associated with our staffing activities, which were $1,342,693 for the twelve months ended December 31, 2018 compared to $45,799 for the same period in 2017. Our costs associated with staffing activities increased in line with increases in revenues, and increased due to an upsurge of business activity.

Gross Profit. As a result of the foregoing, gross profits for the twelve months ended December 31, 2018 ended up increasing by 1.5% to $3,864,463 from $3,806,430 for the twelve months ended December 31, 2017.

General and Administrative Expenses. General and administrative expenses for the twelve months ended December 31, 2018 decreased 8.6% to $2,670,376 from $2,922,504 for the twelve months ended December 31, 2017. This decrease is primarily attributable to improved cost management, operating efficiencies and use of technology which enabled a small reduction of corporate staff in 2018.

Interest Income. Interest income from related parties was $80,772 for the twelve months ended December 31, 2018 compared to $43,597 for the same period in 2017. This increase of 85.3% is primarily the result of the accrued interest and increase of the balance on intercompany promissory notes issued to Vivos and Vivos Real Estate, LLC by the Company.

Interest Expense, Line of Credit. Interest expense in connection with our line-of-credit with Triumph Business Capital was $249,561 for the twelve months ended December 31, 2018, an increase of 24.9% from $199,765 for the twelve months ended December 31, 2017. This increase is primarily attributable to both an increase in the prime rate of the loan and an increase in business volume with clients whom require longer payment terms.

Fees, Line of Credit. Fees in connection with our line-of-credit with Triumph Business Capital were $63,623, a decrease of 48.9% for the twelve months ended December 31, 2018 compared to $124,551 for the twelve months ended December 31, 2017. This decrease is due to a decrease in the factoring fee percentage due to the Company’s consistent collection ability.

Legal Fees and Professional Fees. The Company incurred legal fees of $50,239 for the twelve months ended December 31, 2018. The Company did not incur any legal fees for the twelve months ended December 31, 2017. The Company incurred legal fees in 2018 in relation to loan defaults of the MCA Loans by Vivos, our former parent company, which resulted in the Company entering into settlement agreements with the lenders on the defaulted loans. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements. Additionally, the Company incurred $32,416 in professional fees for the twelve months ended December 31, 2018, an increase of $31,916 compared to the same period in 2017. This increase is primarily attributable to increased costs related PCAOB audit requirements as well as some H1-B Visa application fees for corporate positions.

Net Income. As a result of the foregoing, net income for the twelve months ended December 31, 2018 increased $306,447, or 385%, to $386,081 from $79,634 for the twelve months ended December 31, 2017.

Nine Months Ended September 30, 2019 Compared to the Nine Months Ended September 30, 2018

Revenue Earned. Revenue for the nine months ended September 30, 2019 was $28,006,094 compared to $27,291,459 for the nine months ended September 30, 2018. This 2.6% increase was primarily attributable to increases in existing client payrolls, onboarding new customers, and growth of existing accounts.

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Cost of Earned Revenue. Cost of earned revenue for the nine months ended September 30, 2019 increased by 2.2% to $25,026,451 from $24,484,449 for the nine months ended September 30, 2018. The changes for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018 were in line with the changes in our earned revenue.

Gross Profit. As a result of the foregoing, gross profits for the nine months ended September 30, 2019 increased 6.2% to $2,979,643 for the nine months ended September 30, 2019 from $2,807,010 for the nine months ended September 30, 2018.

General and Administrative Expenses. General and administrative expenses for the nine months ended September 30, 2019 increased 5.2% to $2,120,254 from $2,016,228 for the nine months ended September 30, 2018 due to increase in business expenses related to the merger.

Other Expense. Other Expense for the nine months ended September 30, 2019 increased by 1.6% from $342,876 to $337,434 for the nine months ended September 30, 2018 due to an increase in interest expense related to funds being used for Vivos’ related expenses and mostly offset by cancellation of the management fee.

Net Income. As a result of the foregoing, net income for the nine months ended September 30, 2019 increased $50,554, or 10%, to $555,738 from $505,184 for the nine months ended September 30, 2018.

Impact of Inflation and Changing Prices

We have not seen an inflation impact on our business in the first 9 months of 2019 and thus our prices remain steady. In addition, our contracts are structured so that any new regulatory costs can be passed on to our clients

Trends

Talent and skill shortages are exasperated by tight candidate pay rates and pricing pressure placed on staffing agencies.

Talent shortages in an up-economy with low employment ranks as a continuing trend. However, the ability to source talent outside US borders continues to be a viable option even though the path to H1B status has been reduced dramatically by immigrations laws which now employs a lottery system.

According to a 2019 staffing and recruiting trends article published by Bullhorn, staffing leaders struggle with unsustainable churn rates and how to persuade employers to increase candidate pay rates, citing pricing pressure as the top operational challenge for North American firms.

One emerging trend is reskilling, the process of assisting workers transform outdated skills into skills in-demand. According to the above mentioned Bullhorn article, 74% of staffing firms feel reskilling is an effective way to address talent shortages.

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Digitalization creates opportunities in the areas of recruiting, such as aligning skills and experience with employer needs, testing for skills, pre-screening Q&A, scheduling interviews, and maintaining higher touch points with candidates and clients. Digital technology in the form of platforms, portals, texting, and analytics are a few examples of the opportunity that can differentiate competitors.

Potential new Federal, State or local mandates can result in additional cost of revenues. Most of our contracts allow us to increase pricing for any new federal, state or local mandates with notice to clients.

Liquidity and Capital Resources.

At September 30, 2019, the Company had working capital of $2,437,850, as compared to working capital of $1,782,818 at December 31, 2018. The primary sources of liquidity consisted of contract receivables of $6,608,867, income from operations and funds received in the issuance and sale of an aggregate of $750,000 of convertible promissory notes in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act. The improvement in working capital was due primarily to reductions in (i) current maturities of long-term debt, which was $38,695 at September 30, 2019 compared to $793,642 at December 31, 2018 as debts were serviced; (ii) the amount due under the factoring facility with Triumph Business Capital (“Triumph”), which was $4,602,084 at September 30, 2019 compared to $4,153,224 at December 31, 2018; and (iii) an decrease in income taxes payable, which was $416,140 at September 30, 2019 compared to $663,882 at December 31, 2018.

When the Company was initially acquired by Vivos Holdings, LLC, the Company’s corporate status was changed from an S Corp to a C Corp due to its new ownership structure. This triggered an accelerated tax event that the company is working with the IRS to pay off. As of September 30, 2019, the deferred tax liability has been reduced to $343,664, which will be paid in full by the completion of filing our 2020 tax returns.

The Company has historically financed its operations through the cash flow generated from operations and receivable financing agreements and factoring facilities with Triumph.

Factoring Facility

On November 4, 2016, the Company entered into a factoring and security agreement with Triumph. Pursuant to the agreement, the Company received advances on its accounts receivables (i.e. invoices) through Triumph to fund growth and operations. The proceeds of this agreement were used to pay operations costs of the business which include employee salaries, vendor payments and overhead expenses. On January 5, 2018, the agreement was amended to lower the factoring fee and interest rate for a term of one year. The agreement was amended again on January 19, 2018, to increase the maximum advance rate to $5,500,000. The agreement renews annually, and the Company continues to be obligated to meet certain financial covenants.

The advanced rate is 90% of eligible accounts receivable (as defined by the agreement) and a finance rate of prime plus 2.5%. In accordance with the agreement a reserve amount is required for the total unpaid balance of all purchased accounts multiplied by a percentage equal to the difference between one hundred percent and the advanced rate percentage. As of September 30, 2019, the required amount was 10%. Any excess of the reserve amount is paid to the company on a weekly basis as requested. If a reserve shortfall exists for a period of ten-days, the Company is required to make payment to the financial institution for the shortage.

Proceeds from the sale of receivables were $20,523,516 and $13,520,362  for the nine months ended September 30, 2019. The total outstanding balance under the recourse contract was $4,602,084 at September 30, 2019.

The factoring facility is collateralized by substantially all the assets of the Company. In the event of a default, Triumph may demand that the Company repurchase the receivable or debit the reserve account. Total finance line fees for the nine months ended September 30, 2019 totaled $211,791. The Company is restricted with respect to certain distribution payments, use of funds and is required to comply with certain other covenants including certain financial ratios.

Management Fees

On November 9, 2016, Vivos acquired 100% of the Company through a stock acquisition exchange (the “Acquisition Agreement”) for a purchase price of $1,750,000. $1,400,000 was paid at settlement with proceeds from the Company and also entered into a promissory note with Linda Maslow to pay the remaining $350,000. The promissory note was to be paid in twenty-four equal installments, including interest at 4.5%, in the amount of $15,277, commencing six months after closing with the last payment on March 1, 2019; these payments were paid by the Company on behalf of Vivos. Vivos subsequently entered into an intercompany promissory note receivable with the Company, described below, for the full stock purchase price.

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In connection with the transaction described above, the Company is required to pay management fees to Vivos. Payments commenced on March 1, 2017 and were payable monthly in the amount of $20,000. In 2018, the Company offset management fees payable against accrued interest income on the related party receivable from parent. Effective January 1, 2019, management fees paid to Vivos were waived.

Notes Receivable

The Company has notes receivable from Vivos and its affiliates.

In connection with the Acquisition Agreement noted above, on November 15, 2016, the Company executed an intercompany promissory note receivable with Vivos in the amount of $1,400,000. As defined by the agreement, the loan consists of two periods, whereby the first period from November 15, 2016 until September 30, 2018, no principal or interest payments is required. Interest accrues monthly and a new loan in the amount of $1,773,439 is subject to a second loan period. During the second loan period, interest is paid in twenty equal consecutive payments, quarterly. Principal plus any unpaid interest is due September 20, 2023. Interest during both loan periods accrues at a rate of 2.5%. Additionally, monthly payments of $15,277 are made on behalf of Vivos to Linda Maslow by the Company pursuant to the Acquisition Agreement. These payments, plus any other payments made by the Company on behalf of Vivos, are added to the principal balance of the promissory note receivable. Effective March 31, 2019, the terms on the second phase of this intercompany note receivable were changed. Accrued interest on a quarterly basis began to be capitalized into the principle instead of paid as per the original agreement. As of September 30, 2019, the total outstanding balance was $3,057,315, which includes capitalized interest of $70,442. The foregoing summary is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.1.

On June 12, 2019, Dr. Doki, an owner of Vivos Holdings, LLC, personally guaranteed to the Company repayment of $3,000,000 of the balance all indebtedness incurred with the Company by Vivos Holdings, LLC within the 2019 calendar year via cash, stock, or other business assets acceptable to the Company pursuant to a personal guarantee agreement of same date. (See Exhibit 10.21).

On November 15, 2017, the Company executed an intercompany promissory note receivable with Vivos Real Estate, LLC in the amount of $771,928. As defined by the agreement, the loan consists of two periods, whereby during the first period from November 15, 2017 until March 31, 2018, no principal or interest payments are required. During the first loan period, interest accrues monthly and a new loan amount of $780,947 will be subject to a second loan period. During the second period, interest is payable in 20 equal consecutive installments and the principal balance plus accrued and unpaid interest is due March 31, 2023. Interest during both periods accrues at a rate of 3.5% annually. In 2018, all quarterly interest payments to be made in the second loan period were offset by the management fees due to Vivos. Effective March 31, 2019, the terms on the second phase of this intercompany note receivable were changed. Accrued interest on a quarterly basis began to be capitalized into the principle instead of paid as per the original agreement. As of September 30, 2019, the total outstanding balance was $3,057,315. The foregoing summary is qualified in its entirety by reference to the full text of the agreement attached as 10.2.

On September 5, 2019, the Company entered into a Secured Promissory Note agreement with Vivos, pursuant to which the Company issued a secured promissory note to Vivos in the principal amount of $750,000. The note bears interest at 2.5% per year, and requires Vivos to make monthly payments to the Company of $9,741.87 per month beginning December 1, 2019, with balance due and payable on November 1, 2026. Upon an event of default, which occurs upon failure of Vivos to make any monthly payment due under the terms of the note, the Company has the right to declare the entire unpaid balance of the note due and payable. The note is secured by 30,000,000 shares of common stock Maslow Media Group, Inc. or its successors or assigns, which is due and payable upon a default by Vivos, which occurs upon failure of Vivos to make any monthly payment due under the terms of the note. In addition, both Naveen Doki and Silvija Valleru personally guaranty the repayment of the note by Vivos. The foregoing summary is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.26.

Debt Settlement Agreements

On July 5, 2018, Vivos executed a receivable financing agreement with Advantage Capital Funding whereby Vivos agreed to remit $556,000 of the Company’s accounts receivable over a six-month period through daily remittances of $3,782 in exchange for $400,000. The agreement was guaranteed by Vivos, Naveen Doki, Silvija Valleru, and the Company. In October 2018, Vivos defaulted on the agreement and on January 24, 2019, executed a settlement agreement whereby the Company agreed to pay $230,583 of the total outstanding balance of $537,992 over eight installments with the final amount due August 31, 2019. As of September 30, 2019, the Company does not have any balance owed under the settlement agreement. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements. The foregoing summary is qualified in its entirety by reference to the full text of the Settlement Agreement attached as Exhibit 10.6.

On July 10, 2018, the Company (as a “merchant”) and Vivos (as a “owner/guarantor”) entered into a receivable financing agreement with Kinetic Direct Funding LLC pursuant to which the Company and Vivos agreed to remit $670,000 of the Company’s accounts receivable over a six-month period through daily remittances of $5,317 in exchange for $485,000 (the “Kinetic Financing Agreement”). The agreement is guaranteed by Vivos as well as Naveen Doki in his individual capacity, and an owner of Vivos. In October of 2018, there was a default under the Kinetic Financing Agreement by Vivos. On October 25, 2018, Maslow, Naveen Doki, Silvija Valleru, and Vivos (among other entities) entered into a settlement agreement with Kinetic Direct Funders LLC in relation to default of the Kinetic Financing Agreement whereby the Company is to pay the outstanding balance over eleven installments with the final amount due August 31, 2019. On April 10, 2019, the settlement agreement was amended extending the remaining payment term to July 15, 2020. The total outstanding balance owed by the Company as of September 30, 2019 was $38,695. As of the date of this Report, the Company has paid its portion of the outstanding balance due under the settlement agreement in full. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements. The foregoing summary is qualified in its entirety by reference to the full text of the Settlement Agreement and amendment, attached hereto as Exhibit 10.3 and Exhibit 10.4.

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On November 15, 2017, Maslow, Vivos, Vivos Acquisitions, LLC, Dr. Doki and Dr. Valleru entered into an agreement with CC Business Solutions, a division of Credit Cash NJ, LLC (“Credit Cash”) pursuant to which Credit Cash advanced to the Company $600,000 in exchange for $780,000 of the Company’s accounts receivable, to be repaid fully by approximately May 20, 2019 (the “Maslow Credit Facility”). In addition, pursuant to the same agreement, Credit Cash advanced to Healthcare Resource Network, a company owned by Vivos (“HCRN”) a credit facility in the principal amount of $1,005,000 (“HCRN Credit Facility”). Each of Maslow, Vivos, Vivos Acquisitions, LLC, Dr. Doki and Dr. Valleru guaranteed the HCRN Credit Facility. To secure repayment of their guarantee obligations, Maslow and Vivos granted to Credit Cash a security interest in all their assets. In addition, the Company received an advance in the amount of On September 14, 2018, the Company defaulted on the Maslow Credit Facility. In addition, on same date, the HCRN Credit Facility went into default. As a result, repayment on both facilities was accelerated, with the full balance for each becoming immediately due and payable. On December 10, 2018, the Company, Vivos, Vivos Acquisitions, LLC, Naveen Doki, and Silvija Valleru and Credit Cash entered into a settlement agreement in connection the November 15, 2017 agreement to govern the terms of the repayment of the HCRN Credit Facility and Maslow Credit Facility. Pursuant to the settlement agreement, the Company agreed to pay $10,000 per week until the entire balance of the Maslow Credit Facility was paid off. As of September 30, 2019, there was no outstanding balance due. The total outstanding balance as of December 31, 2018 was $351,073. As of the date of this Report, the Company has repaid the outstanding balance due for the Maslow Credit Facility under the settlement agreement in full. Pursuant to a subsequent agreement dated May 17, 2019 not involving the Company, Vivos and Vivos Acquisitions, LLC agreed to fully repay the HCRN Credit Facility via quarterly payments beginning June 30, 2019. The HCRN Credit Facility is still being repaid by Vivos, and as of September 30, 2019, has an outstanding balance of approximately $608,165. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements. The foregoing summary is qualified in its entirety by reference to the full text of the Settlement Agreement attached as Exhibit 10.5.

Notes Payable

The Company has notes payable in the amount of $850,000 pursuant to a convertible debt offering commenced June 13, 2019. The offering was conducted pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and the rules promulgated thereunder. The convertible notes issued have a maturity date that is one year from the issuance of the note, unless earlier converted into shares of the Company’s common stock upon the issuance by the Company of its common stock for gross proceeds of at least $5,000,000.

Cash Used in Operating Activities. Cash used in operating activities during the nine months ended September 30, 2019 was $1,103,756 as compared to cash used in operating activities of $153,990 for the nine months ended September 30, 2018. The increase is attributable to cash used from contracts receivable of $744,011 during the nine months ended September 30, 2019 as compared to cash used from contracts receivable of $467,090 during the nine months ended September 30, 2018. Additionally, there was a significant increase in cash used for related parties of $1,291,444 during the nine months ended September 30, 2019 as compared to cash used for related parties of $1,056,767 during the nine months ended September 30, 2018. In addition, cash used for income tax payable were $247,742 during the nine months ended September 30, 2019 compared to $14,595 the nine months ended September 30, 2018.

Cash Used in Investing Activities. Cash used in investing activities for the nine months ended September 30, 2019 was $16,001 as compared to $26,606 used in investing activities for the nine months ended September 30, 2018.

Cash Provided by Financing Activities. Cash provided by financing activities for the nine months ended September 30, 2019 was $1,193,913 as compared to cash provided by financing activities of $169,894 for the nine months ended September 30, 2018. The increase was due to the Company raising $750,000 from issuance of short-term convertible debt as previously discussed. In addition, the Company drew an additional $448,860 from the working capital line of credit facility in 2019.

Critical Accounting Policies and Estimates

Use of Estimates

The financial statements and related disclosures are prepared in conformity with United States generally accepted accounting principles (“GAAP”). The Company must make estimates and judgments that affect the amounts reported in the financial statements and accompanying notes. Estimates are used for, but not limited to revenue recognition, allowances for doubtful accounts, useful lives for depreciation and amortization, loss contingencies, income taxes, and the assumptions used for web site development cost classifications. Actual results may be materially different from those estimated. In making its estimated, the Company considers the current economic and legislative environment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of 90-days or less to be cash equivalents.

Accounts Receivable, Contract Assets and Contract Liabilities (Deferred Revenue)

Receivables represent both trade receivables from customers in relation to fees for the Company’s services and unpaid amounts for benefit services provided by third-party vendors, such as healthcare providers for which the Company records a receivable for funding until the payment is received from the customer and a corresponding customer obligations liability until the Company disburses the balances to the vendors.

The Company provides for an allowance for doubtful accounts by specifically identifying accounts with a risk of collectability and providing an estimate of the loss exposure. Management considers all contract receivables as of December 31, 2018 and 2017 to be fully collectible, therefore an allowance for doubtful accounts is not provided for.

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The Company records accounts receivable when its right to consideration becomes unconditional. Contract assets primarily relate to the Company rights to consideration for services provided that they are conditional on satisfaction of future performance obligations.

The Company records contract liabilities (deferred revenue) when payments are made or due prior to the related performance obligations being satisfied. The current portion of the Company contract liabilities is included in accrued liabilities in its consolidated balance sheets. The Company does not have any material contract assets or long-term contract liabilities.

At December 31, 2018 and 2017, the Company’s deferred revenue totaled $235,393 and $18,667, respectively. The Company recognized the entire amount of the deferred revenue balance as revenue during the year following.

Property and Equipment

Property and equipment are stated at cost and are depreciated using primarily the straight-line method over the following estimated useful lives: furniture, fixtures, and computer equipment — 3 to 7 years; leasehold improvements — over estimated useful life of asset. Expenditures for renewals and betterments are capitalized whereas expenditures for repairs and maintenance are charged to income as incurred. Upon sale or disposition of property and equipment, the difference between the unamortized cost and the proceeds is recorded as either a gain or a loss. Depreciation and amortization expense for the year ended December 31, 2018 and 2017 totaled $11,705 and $21,541, respectively

Software Development Costs

Costs incurred to develop software and websites are capitalized and amortized. Development costs are capitalized from the time the software is considered probable of completion until the software is ready for use. Costs incurred related to the planning and post implementation phases of development are expensed as incurred. Cost associated with the platform content or the repair or maintenance, including transfer of data between existing systems are expensed as incurred. Capitalized costs are amortized using the straight-line method over the estimated useful life of the software, estimated at 3 years.

The net capitalized software balance of $26,991 and $52,684 as of December 31, 2018 and 2017, respectively, is included in other assets in the Consolidated Balance Sheets. Amortization expense related to the capitalized software costs was $13,656 and $13,866 for 2018 and 2017, respectively.

Fair Value Measurements

The Company measures fair value based on the price that the Company would receive upon selling an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. Various inputs are used in determining the fair value of assets or liabilities. Inputs are classified into a three-tier hierarchy, summarized as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities

Level 2 – Other significant observable inputs

Level 3 – Significant unobservable inputs

When Level 1 inputs are not available, the Company measures fair value using valuation techniques that maximize the use of relevant observable inputs (Level 2) and minimizes the use of unobservable inputs (Level 3).

Revenue Recognition

The Company recognizes revenues when control of the promised services is transferred to its clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services. The Company revenues are recorded net of any sales, value added, or other taxes collected from its clients.

A performance obligation is a promise in a contract to transfer a distinct service to the client, and it is the unit of account in the new accounting guidance for revenue recognition. Most of the Company contracts have a single performance obligation as the promise to transfer the individual services is not separately identifiable from other promises in its contracts and, therefore, is not distinct. However, the Company has multiple performance obligations within its contracts as discussed below. For performance obligations that the Company satisfies over time, revenues are recognized by consistently applying a method of measuring progress toward satisfaction of that performance obligation. The Company generally utilizes an input measure of time (e.g., hours, days, months) of service provided, which most accurately depicts the progress toward completion of each performance obligation.

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The Company generally determines standalone selling prices based on the prices included in the client contracts, using expected costs plus margin, or other observable prices. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances. Certain client contracts have variable consideration, including credits, sales allowances, rebates or other similar items that generally reduce the transaction price. The Company estimates variable consideration using whichever method, either the expected value method or most likely amount method, better predicts the amount of consideration to which the Company will become entitled based on the terms of the client contract and historical evidence. These amounts may be constrained and are only included in revenues to the extent the Company does not expect a significant reversal when the uncertainty associated with the variable consideration is resolved. The Company variable consideration amounts are not material, and the Company does not believe that there will be significant changes to its estimates.

The Company client contracts generally include standard payment terms. The payment terms vary by the type of the clients and services offered and the clients rating. Client payments are typically due approximately 60 days after invoicing but may be a shorter or longer term depending on the contract. The Company client contracts are generally between one and three years in duration. The timing between satisfaction of the performance obligation, invoicing and payment is not significant. For certain services and client types, the Company may require payments prior to delivery of services to the client, for which deferred revenue is recorded.

Revenue Service Types

The following is a description of the Company revenue service types, including Outsourced Contingent Workforce, Employer of Record, Freelancing Staffing and Crewing Services and Permanent Recruitment.

Outsourced Contingent Workforce

Outsourced Contingent Workforce services include the augmentation of clients’ workforce with its contingent employees performing services under the client’s supervision, which provides its clients with a source of flexible labor. The Company recognizes revenues over time based on a fixed amount for each hour of staffing and interim service provided. The Company Outsourced Contingent Workforce services include utilizing contingent employees who are generally experts in a specific field advising the client to help find strategic solutions to specific matters or achieve a particular outcome. The Company services may also include managing certain processes and functions within the client’s organization. The Company recognizes revenues over time based on (i) clients benefiting from services as the Company is providing them, (ii) clients controlling an asset as it is created or enhanced, or (iii) performance not creating an asset with an alternative use and having an enforceable right to payment for the services the Company has provided to date. The Company generally utilize an input measure of time for the service provided, which most accurately depicts the progress toward completion of these performance obligations. The price as specified in the Company client contracts is generally considered the standalone selling price as it is an observable input that depicts the price as if sold to a similar client in similar circumstances.

Employer of Record

Employer of Record services provides the administrative, HR, legal and tax-related compliance requirements associated with payrolling of employees in any industry. The Company recognize revenues over time based on a fixed amount for each hour of staffing and interim service provided.

Freelance Staffing and Crewing

Outsourced Contingent Workforce includes Freelance Staffing and Crewing services. These services include providing broadcasters and corporations worldwide with the highest quality camera crews, equipment and other creative video production services. The Company helps craft a team of creative and technical talent with gear packages to support client’s video production needs from documentaries to live events. These services include interviewing and screening candidates, background and reference checks as needed, negotiated compensation package and monitoring performance.

Permanent Recruitment

Permanent Recruitment services include providing qualified candidates to its clients to hire on a permanent basis. The Company recognizes revenues for its Permanent Recruitment services at a point in time when the Company places the qualified candidate, because the Company has determined that control of the performance obligation has transferred to the client (i.e., service performed) as the Company has the right to payment for its service and the client has accepted the Company service of providing a qualified candidate to fill a permanent position. Revenues recognized from the Company Permanent Recruitment services are based upon either a fixed fee per placement or as a percentage of the candidate’s salary.

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Income Taxes and Uncertain Tax Positions

The Company accounts for income taxes in accordance with the accounting guidance on income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The difference is related to a change in the tax accounting method.

A valuation allowance is recorded against deferred tax assets in these cases when management does not believe that the realization is more likely than not. While management believes that its judgements and estimates regarding deferred tax assets and liabilities are appropriate, significant differences in actual results may materially affect the Company’s future financial results.

For financial reporting purposes, the Company recognizes tax positions claimed or expected to be claimed based upon whether it is more likely than not that the tax position will be sustained upon examination. The Company has no tax positions as of December 31, 2018 and 2017 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibles. Interest, if any, related to income tax liabilities is included in interest expense. Penalties, if any, related to income tax liabilities are included in operating expense. The Company is subject to examination for federal and state authorities for years 2015 and thereafter.

The Company reports their deferred tax liabilities and deferred tax assets, together as a single noncurrent item on their classified balance sheet as required by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2015-7 “Income Taxes (Topic 740) – Balance Sheet Classification of Deferred Taxes” (ASU 2015-17).

Advertising

The Company follows a policy of charging the costs of advertising to expense as incurred. Advertising expense for the year ended December 31, 2018 and 2017 totaled $9,514 and $11,360, respectively.

Auditing Standards Updates (ASU)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which requires lessees to recognize a right-of-use asset and lease liability on the balance sheet for most lease arrangements and expands disclosures about leasing arrangements for both lessees and lessors, among other items. The new standard, as amended, is effective for fiscal years beginning after December 15, 2020.

Recent Accounting Pronouncements

The Company qualifies as an emerging growth company (“EGC”) under the Jumpstart Our Business Startups Act (JOBS Act) which qualifies it to use the private company application dates for all FASB issued ASUs for its first five years of operation after going public. The Company has elected to use the private company application dates for all accounting pronouncements discussed below.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. The FASB has also issued several updates to ASU 2014-09. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the impact the adoption of this guidance will have on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which revises the accounting related to lessee accounting. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use (ROU) asset for all leases. For finance leases, the lessee would recognize interest expense and amortization of the ROU asset, and for operating leases, the lessee would recognize a straight-line total lease expense. The new lease guidance also simplified the accounting-for-sale and leaseback transactions, primarily because lessees must recognize lease assets and lease liabilities. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, which provides clarity on various narrow aspects of the original guidance. Also, in July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which amends the lease guidance on separating components of a contract. In December 2018, the FASB issued ASU No. 2018-20, Leases (Topic 842): Narrow-Scope Improvements for Lessors, which provides an accounting policy election for lessors. In March 2019, the FASB issued ASU No. 2019-01, Leases (Topic 842): Codification Improvements, which clarifies the lease codification surrounding fair value determination, presentation on the cash flow statement, and transition disclosure. The standards are effective for annual and interim reporting periods within those years beginning after December 15, 2020, and early adoption is permitted. This ASU should be applied through a modified, retrospective transition approach for leases existing at-or entered into after-evaluation, at the beginning of the earliest comparative period presented in the financial statements. The Company’s management expects the new guidance to have a material impact on its financial statements.

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In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). ASU 2016-15 provides guidance on how certain cash receipts and cash payments should be presented and classified in the statement of cash flows with the objective of reducing existing diversity in practice with respect to these items. ASU 2016-15 is effective for annual periods, and interim periods within those years, beginning after December 15, 2018. Early adoption is permitted. ASU 2016-15 requires a retrospective transition method. However, if it is impracticable to apply the amendments retrospectively for some of the issues, the amendments for those issues would be applied prospectively as of the earliest date practicable. The Company is currently evaluating the impact the adoption of this guidance will have on its statement of cash flows.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). The ASU simplifies the measurement of goodwill impairment by eliminating the requirement that an entity compute the implied fair value of goodwill based on the fair values of its assets and liabilities to measure impairment. Instead, goodwill impairment will be measured as the difference between the fair value of the reporting unit and the carrying value of the reporting unit. The ASU also clarifies the treatment of the income tax effect of tax deductible goodwill when measuring goodwill impairment loss. ASU 2017-04 is effective for reporting periods beginning after December 15, 2021. The Company’s management does not expect the adoption of this new guidance to have a material effect on the Company’s financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-based Payment Accounting. The amendments in this ASU expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in the ASU are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company’s management does not expect the adoption of this new guidance to have a material effect on the Company’s financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles-Goodwill and Other-Internal- Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU 2018-15”). ASU 2018-15 aligns the requirements for capitalizing implementation costs in a cloud computing arrangement that is a service contract with the requirements for capitalizing implementation costs incurred for internal-use software. ASU 2018-15 is effective for the Company beginning on January 1, 2021. The amendments in this ASU may be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is currently evaluating the impact the adoption of this guidance will have on its financial statements.

The Company does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material effect on its present or future financial statements.

Off-Balance Sheet Arrangements

Maslow Media does not engage in off-balance sheet transactions.

PROPERTIES

Maslow operates within approximately an aggregate of 6,781 square feet of space at its headquarters located in the Rockville, Maryland. The principal use of the property is as a headquarters for Maslow. The lease term ended on March 13, 2019. Currently, the lease is on a month-to-month basis, and can be terminated at any time with one month’s notice by either Maslow or the landlord with or without cause. As such, Maslow could be forced to relocate upon a month’s notice, which could result in operational difficulties for the Company during the transitional period to a new office space.

We believe that the Maslow facilities are adequate to meet our current needs. However, there can be no assurance that if the lease is terminated on one month’s notice by the landlord that additional facilities will be available for lease, if necessary, to meet our future needs. The information in the Risk Factor entitled “The Company’s lease for its headquarters may be terminated at the option of the landlord without cause” is incorporated herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Current Report on Form 8-K, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of Reliability Common Stock. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 300,000,000 shares of Reliability Common Stock outstanding as of date of Current Report.

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Name and Address	Amount and nature of beneficial ownership (Common Stock)		Percentage of Class (Common Stock)
Officers and Directors
Mark Speck, 22 Baltimore Rd., Rockville, MD 20850	3,276,052	(1)	1.1%
Nick Tsahalis, 22 Baltimore Rd., Rockville, MD 20850	3,276,052		1.1%
Hannah Bible, 53 Forest Avenue, First Floor, Old Greenwich, CT 06870	0		0.0%
All directors and executive officers as a group (3 persons)	6,552,104		2.2%
5% Holders
Naveen Doki, 3022 Williams Dr, Suite 100, Fairfax, VA 22031	206,616,528	(2)	68.9%
Silvija Valleru, 14520 Smoketown Rd., Woodbridge, VA 22192	51,652,908	(3)	17.2%
Shirisha Janumpally, 3022 Williams Dr., Suite 100, Fairfax, VA 22031	206,616,528	(4)	68.9%
Kalyan Pathuri, 6206 Colchester Rd, Fairfax, Virginia, 22030	51,652,908	(5)	17.2%

(1)	Represents (i) 3,014,882 shares held by Mr. Speck; (ii) 261,170 shares held by Hawkeye Enterprises Inc, a company owned and controlled by Mr. Speck. The amount reflected does not include any shares issuable upon conversion of convertible promissory notes.
(2)	Represents (i) 10,330,908 shares held by Dr. Doki; (ii) 20,661,816 shares held by Federal Systems, a company owned and controlled by Mrs. Janumpally, which Dr. Doki may be deemed to indirectly beneficially own as the husband of Mrs. Janumpally; (iii) 165,292,896 shares held by Judos Trust, a trust in which Mrs. Janumpally is the sole trustee and beneficiary, and of which Dr. Doki may be deemed to indirectly beneficially own as the husband of Mrs. Janumpally; and (iv) 10,330,908 shares held directly by Mrs. Janumpally which Dr. Doki may be deemed to indirectly beneficially own as the husband of Mrs. Janumpally.
(3)	Represents (i) 5,164,638 shares held by Dr. Valleru; and (ii) 41,323,632 shares held by Igly Trust of which Dr. Valleru may be deemed to indirectly beneficially own as the wife of Kalyan Pathuri, who is the sole trustee and beneficiary of the Igly Trust; and (iii) 5,164,638 shares held by Mr. Pathuri, which Dr. Valleru may be deemed to indirectly beneficially own as the wife of Mr. Pathuri.
(4)	Represents (i) 10,330,908 shares that Mrs. Janumpally may be deemed to indirectly beneficially own as the wife of Dr. Doki; (ii) 20,661,816 shares held by Federal Systems, a company owned and controlled by Mrs. Janumpally; (iii) 165,292,896 shares held by Judos Trust, a trust in which Mrs. Janumpally is the sole trustee and beneficiary, and (iv) and 10,330,908 shares Mrs. Janumpally owns directly.
(5)	Represents (i) 5,164,638 shares held by Mr. Pathuri; (ii) 41,323,632 shares held by Igly Trust of which Mr. Pathuri is the sole trustee and beneficiary; and (iii) 5,164,638 shares held by Dr. Valleru of which Mr. Pathuri may be deemed to indirectly beneficially own as the husband of Dr. Valleru.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and position of our current executive officers and directors.

Name	Age	Position(s)
Nick Tsahalis (1)	42	President and Director
Mark Speck (2)	59	Chief Financial Officer, Secretary, Director
Hannah Bible (3)	39	Director

(1) On October 29, 2019, Nick Tsahalis was appointed as President of the Company. On October 30, 2019, Mr. Tsahalis was appointed as a director of the Company.

(2) On October 29, 2019, Mark Speck was appointed as Chief Financial Officer, Secretary, and as a director of the Company.

(3) On April 25, 2014, Hannah Bible was appointed as a director of the Company.

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Nick Tsahalis. Nick Tsahalis is the President of the Company, and has served in such capacities since October 29, 2019. Prior to joining the Company, Mr. Tsahalis served as the Chief Executive Officer of Maslow, and has served in such capacity since July 2017. Mr. Tsahalis joined Maslow in 2015 as its Chief Financial Officer. Prior to joining Maslow, he previously served as Chief Financial Officer of Recycled Green Industries, a land clearing and wholesale organics recycling company that processed food, yard and wood waste into composted materials, soil mixes and mulches with commercial applications from June 2011 to July 2015. Prior to that, he served as Chief Financial Officer of Atlantic Video, Inc., which had studios and post production facilities in both New York City and Washington, DC.. In each position as CFO, he was responsible for managing the company’s operations, human resources and information technology functions, treasury and company financial requirements, including financial planning, management of financial risks, record-keeping, and financial reporting. He received his degree in Accounting from the University of Maryland, Robert H. Smith School of Business.

Mark Speck. Mark Speck is the Chief Financial Officer and Secretary of the Company, and has served in such capacity since October 29, 2019. Mr. Speck is an executive who leverages technology, business intelligence, innovation, enterprise-wide synergies, M&A opportunities, team development, and smart risk to capture opportunities for aggressive growth.

Mr. Speck has 25+ years of business experience and has held executive and senior leadership roles in the areas of finance, audit, business development, operations, and compliance across a range of technology, software, legal and professional service, staffing, telecommunications, consulting, non-profit, and government contracting industries for a variety of public, private, and private equity held firms.

Mr. Speck has served as the Chief Financial Officer for Maslow since April 2019. Prior to this, Mr. Speck was the COO and CFO of a Specktrum, Inc., a finance, accounting and compliance services firm he founded. In that capacity, he raised capital, led sales, marketing, operations, and finance. He served in this capacity from August 2017 to March 31, 2019 prior to joining Maslow.

Previously, Mr. Speck was CFO of CPA Global North America, an intellectual property lifecycle management firm with US headquarters in Alexandria, Virginia, from February 2010 to June 2011, and Chief Compliance Officer and Head of Internal Audit of CPA Global corporate based out of St. Hellier, Jersey, Channel Islands from June 2011 to August 2017. As CFO he presided over financial management of 50% of the firm’s $3.1B customer portfolio facilitating double digit growth by establishing fiscal discipline in terms of internal controls and policies, installing improved cash conversion facilities, implementing KPI’s for 5 separate lines of business, including its sales pipeline, and upgrading the region’s financial reporting requirements which were later employed as group global reporting standards. Mr. Speck also introduced a revenue enhancement program that generated a multi-million annuitized impact.

In 2011, Mr. Speck was asked to set up and lead CPA Global’s a regulatory compliance programme, which was required to complete a capital event, so he was named the firm’s global Chief Compliance Officer and Head of Internal Audit, a post he presided over for 6 years. In this capacity he was responsible for global compliance covering regulations in 14 countries on 5 continents. As head of internal audit his team added value by driving organizational and operating optimization and detecting revenue and cost savings opportunities that often had a financial impact which often exceeded his organizational budget. He also led the formal creation of both a data protection and anti-bribery and corruption programs.

Hannah M. Bible. Hannah M. Bible is a Director of the Company, and has served in such capacity since April 25, 2014. Ms. Bible is Vice President of Legal at Digirad Corporation (“DRAD”) since October 2019. She has also served the subsidiaries of DRAD as Chief Financial Officer and in-house counsel to Lone Star Value Management, LLC (“Lone Star Value Mgmt.”), and VP-Finance to ATRM Holdings, Inc. since April 2019. Ms. Bible has over 15 years of combined legal and accounting experience across a variety of industries. From May 2016 through August 2017 Ms. Bible served on the board of Crossroads Systems, Inc. (NASDAQ: CRDS, now OTC: CRSS), a data storage company. Prior to joining Lone Star Value Mgmt. in June 2014, Ms. Bible was the Director of Finance/CFO at Trinity Church in Greenwich, CT. From October 2011 to December 2012, Ms. Bible served as a legal advisor to RRMS Advisors, a company providing advisory and due diligence services to banking and other institutions with high risk assets. From June 2009 to December 2013, Ms. Bible advised family fund and institutional clients of International Consulting Group, Inc., and its affiliates within the Middle East on matters of security, corporate governance, and U.S. legal compliance. From 2006 to 2008, Ms. Bible served within the U.N. General Assembly as a diplomatic advisor to the Asian-African Legal Consultative Organization, a permanent observer mission to the United Nations. Ms. Bible has also taught as an Adjunct Professor at Thomas Jefferson School of Law, within the International Tax and Financial Services program. Prior to this Ms. Bible held various accounting positions with Samaritan’s Purse, a large $300MM+ 501(c)(3) organization dedicated to emergency relief and serving the poor worldwide. Previously, Ms. Bible served as a director of AMRH Holdings, Inc. (formerly Spatializer Audio Laboratories). Ms. Bible earned an LLM in Tax from New York University School of Law, a JD with honors from St. Thomas University School of Law, and a BBA in Accounting from Middle Tennessee State University.

There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

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Committees

We do not have a standing nominating, compensation or audit committee. Rather, our full board of directors performs the functions of these committees. We do not believe it is necessary for our board of directors to appoint such committees because the volume of matters that come before our board of directors for consideration permits the directors to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because Reliability Common Stock is not listed for trading or quotation on a national securities exchange, we are not required to have such committees.

Code of Ethics

The Company does not currently have a code of ethics adopted at this time.

EXECUTIVE COMPENSATION

Prior to the Closing of the Merger, the management and oversight of the Company required a minimal amount of time. Because the Company’s officer and directors were engaged in other full-time income producing activities, neither the Company’s officer nor directors have received any compensation from the Company.

The Company did not pay any salary to its officers or directors in 2017 or 2018 and currently has no stock option plan or outstanding stock options.

The following is a summary of the compensation the Company paid its executive officers, for the fiscal years ended December 31, 2017, and December 31, 2018.

Summary Compensation Table of Reliability Incorporated
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Hannah M. Bible, President, Chief Executive Officer, Chief Financial Officer	2017	$0	$0	$0	$0	$0	$0	$0	$0
	2018	$0	$0	$0	$0	$0	$0	$0	$0

Summary Compensation Table of The Maslow Media Group, Inc.
Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Nicholas Tsahalis	2017	$260,000	$57,000	$0	$0	$0	$0	$26,000	$343,000
Nicholas Tsahalis	2018	$260,000	$80,000	$0	$0	$0	$0	$26,000	$366,000

Employment Agreements

As of the date of this Current Report on Form 8-K, the Company has not entered into any employment agreements with any of its officers or directors. The Company intends to enter into employment agreements with each of Messrs. Mr. Tsahalis and Mr. Speck, but currently has no formal arrangements (written or unwritten) in place concerning either Mr. Tsahalis’ or Mr. Speck’s employment with, or compensation by, the Company. The Company does not intend to enter into any compensatory agreement with Ms. Bible, other than board compensation provided equally to all non-employee directors.

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Grants of Plan-Based Awards

During the year ended December 31, 2018, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended December 31, 2018, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2018.

Director Compensation

None of the Company’s directors received any cash compensation, stock option awards or other arrangements for services provided in their capacity as directors during the fiscal year ended December 31, 2018. However, one of the Company’s directors, Hannah Bible, is a paid employee of Lone Star Value Management, the investment manager of Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP.

Historically, our directors have not received compensation for their service. Notwithstanding, at some point in the near future, we plan to adopt a new director compensation program pursuant to which each of our non-employee directors will receive some form of an annual retainer. At such point in time, our corporate governance committee will review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Executive Compensation Philosophy

Other than as set forth in the employment agreements discussed above, our Board determines the compensation given to our executive officers in their sole determination. Our Board reserves the right to pay our executives or any future executives a salary, and/or issue them shares of stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, the Board reserves the right to grant performance base stock options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue and profits we are able to generate each month, both of which are a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2018 fiscal year, or any currently proposed transaction, in which Maslow or Reliability were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

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●	On November 15, 2016, Maslow issued an intercompany promissory note to Vivos in the amount of $1,400,000. On November 15, 2017, Maslow issued an intercompany promissory note to Vivos Real Estate, LLC in the amount of $771,928. Vivos and Vivos Real Estate are owned and controlled by Naveen Doki and Silvija Valleru, each of which are 5% or greater holders of the Reliability Common Stock, and therefore are related parties of Reliability. The foregoing summary is qualified in its entirety by reference to the full text of the agreements attached as Exhibit 10.1 and 10.2.

●	On June 12, 2019, Maslow entered into a Personal Guaranty agreement with Dr. Doki, pursuant to which Dr. Doki personally guaranteed to Maslow repayment of $3,000,000 of the balance of the Intercompany Promissory Note issued to Vivos on note November 15, 2017 within the 2019 calendar year via cash, stock, or other business assets acceptable to the Company. Dr. Doki is a 5% or greater beneficial holder of Reliability’s common stock, and therefore is a related party. The foregoing summary is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.21

●	On June 27, 2019, Maslow entered into a Securities Purchase Agreement with Hawkeye Enterprises, Inc., a company owned and controlled by Mr. Speck, an officer and director of Maslow. Pursuant to this agreement, Maslow issued to Hawkeye Enterprises 0.1 shares of Maslow Common Stock, a Warrant for .0.5 shares of Maslow Common Stock and a Convertible Promissory Note of same date in the initial principal amount of $50,000, in exchange for $50,000. The note bears interest at 12% per year, with balance due and payable on June 27, 2020. Hawkeye Enterprises has the right to prepay the outstanding balance of the upon an event of default on the part of Maslow, which could include failure to pay the outstanding principal amount of the note by the maturity date, or noncompliance with the terms of the Securities Purchase Agreement. Hawkeye Enterprises may convert the note into shares of Maslow’s common stock upon the issuance by Maslow of its common stock for gross proceeds of at least $5,000,000. Hawkeye Enterprises does not have the right to convert any portion of the note into shares of Maslow’s common stock if such conversion would result in Hawkeye Enterprises or his affiliates owning more than 9.99% of the outstanding shares of common stock of Maslow. The warrant grants Hawkeye the right to purchase 0.05 shares of Maslow’s common stock at an exercise price of 120% of the average sale price of the Maslow Common Stock across all transactions constituting a part of a financing in which Maslow issues its common stock for gross proceeds of at least $5,000,000 (a “Qualified Financing”), subject to adjustment. The warrant may be exercised on the first business day following the Qualified Financing. The foregoing summary is qualified in its entirety by reference to the full text of the securities purchase agreement attached as Exhibit 10.10 , the full text of the note attached as Exhibit 10.11, and the full text of the warrant attached as Exhibit 10.12 hereto, each of which is incorporated by reference herein.

●	On July 31, 2019, Maslow entered into a Securities Purchase Agreement with Mark Speck, an officer and director of Maslow. Pursuant to this agreement, Maslow issued to Mr. Speck a Warrant for 0.5 shares of Maslow Common Stock and a Convertible Promissory Note of same date in the initial principal amount of $50,000, in exchange for $50,000. The note bears interest at 12% per year, with balance due and payable on July 31, 2020. Mr. Speck has the right to prepay the outstanding balance of the upon an event of default on the part of Maslow, which could include failure to pay the outstanding principal amount of the note by the maturity date, or noncompliance with the terms of the Securities Purchase Agreement. Mr. Speck may convert the note into shares of Maslow’s common stock upon the issuance by Maslow of its common stock for gross proceeds of at least $5,000,000. Mr. Speck does not have the right to convert any portion of the note into shares of Maslow’s common stock if such conversion would result in Mr. Speck or his affiliates owning more than 9.99% of the outstanding shares of common stock of Maslow. The warrant grants Mr. Speck the right to purchase 0.05 shares of Maslow’s common stock at an exercise price of 120% of the average sale price of the Maslow Common Stock across all transactions constituting a part of a financing in which Maslow issues its common stock for gross proceeds of at least $5,000,000 (a “Qualified Financing”), subject to adjustment. The warrant may be exercised on the first business day following the Qualified Financing. The foregoing summary is qualified in its entirety by reference to the full text of the securities purchase agreement attached as Exhibit 10.13 , the full text of the note attached as Exhibit 10.14, and the full text of the warrant attached as Exhibit 10.15 hereto, each of which is incorporated by reference herein.

●	On July 31, 2019, Maslow entered into a Securities Purchase Agreement with Nick Tsahalis, an officer and director of Maslow. Pursuant to this agreement, Maslow issued to Mr. Tsahalis a 0.20 shares of Maslow’s Common Stock, and a Warrant to purchase 0.1 shares of Maslow’s common stock, and a Convertible Promissory Note of same date in the initial principal amount of $100,000, in exchange for $100,000. The note bears interest at 12% per year, with balance due and payable on July 31, 2020. Mr. Tsahalis has the right to prepay the outstanding balance of the upon an event of default on the part of Maslow, which could include failure to pay the outstanding principal amount of the note by the maturity date, or noncompliance with the terms of the Securities Purchase Agreement. Mr. Tsahalis may convert the note into shares of Maslow’s common stock upon the issuance by Maslow of its common stock for gross proceeds of at least $5,000,000. Mr. Tsahalis does not have the right to convert any portion of the note into shares of Maslow’s common stock if such conversion would result in Mr. Tsahalis or his affiliates owning more than 9.99% of the outstanding shares of common stock of Maslow. The warrant grants Mr. Tsahalis the right to purchase 0.1 shares of Maslow’s common stock at an exercise price of 120% of the average sale price of the Maslow Common Stock across all transactions constituting a part of a financing in which Maslow issues its common stock for gross proceeds of at least $5,000,000 (a “Qualified Financing”), subject to adjustment. The warrant may be exercised on the first business day following the Qualified Financing. The foregoing summary is qualified in its entirety by reference to the full text of the securities purchase agreement attached as Exhibit 10.16 , the full text of the note attached as Exhibit 10.17, and the full text of the warrant attached as Exhibit 10.18 hereto, each of which is incorporated by reference herein.

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●	On September 5, 2019, Maslow entered into a Secured Promissory Note agreement with Vivos, pursuant to which Maslow issued a secured promissory note to Vivos in the principal amount of $750,000. The note bears interest at 2.5% per year, and requires Vivos to make monthly payments to Maslow of $9,741 per month beginning December 1, 2019, with balance due and payable on November 1, 2026. Upon an event of default, which occurs upon failure of Vivos to make any monthly payment due under the terms of the note, Maslow has the right to declare the entire unpaid balance of the note due and payable. The note is secured by 30,000,000 shares of common stock of Maslow Media Group, Inc. or its successors or assigns, which is due and payable upon a default by Vivos, which occurs upon failure of Vivos to make any monthly payment due under the terms of the note. In addition, both Naveen Doki and Silvija Valleru personally guaranty the repayment of the note by Vivos. Naveen Doki and Silvija Valleru are beneficial owners of Vivos, and are also 5% or greater beneficial owners of Maslow’s common stock. The foregoing summary is qualified in its entirety by reference to the full text of the agreement attached as Exhibit 10.26.

●	On October 29, 2019, pursuant to the Merger Agreement, Naveen Doki and Silvija Valleru became beneficial owners of 207,384,793 and 51,844,970 shares of Reliability Common Stock, respectively, equal to 69.13% and 17.13% of the total number of shares of Reliability Common Stock outstanding after giving effect to the Merger, respectively. As a result, Naveen Doki and Silvija Valleru are currently 5% or greater shareholders of the Company, and therefore are related parties. (See Items 1.01 and 2.01 for a description of the Merger Agreement). The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement attached as Exhibit 2.1.

●	On October 28, 2019, Reliability entered into two debt conversion agreements with each of (i) Lone Star Value Co-Invest I, LP and (ii) Lone Star Value Investors, LP, pursuant to which outstanding debt of Reliability held by these entities was converted into 1,085,307 shares of Reliability Common Stock. As of the date of these agreements, each of Lone Star Value Investors, LP and Lone Star Value Co-Invest I, LP each owning greater than 5% of the issued and outstanding shares of Reliability Common Stock, and therefore were related parties of Reliability. The foregoing summary is qualified in its entirety by reference to the full text of the agreements attached as Exhibit 10.22 and 10.23.

Review, approval or ratification of transactions with related persons

We do not have any special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Director Independence

At this time, none of the registrant’s current directors (Messrs. Speck and Tsahalis and Ms. Bible), is independent. However, the Company is not quoted on any exchange that has director independence requirements, or any exchange at all at this time. Our Common Stock is quoted on the OTC Marketplace, which does not have director independence requirements.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are not aware of any such legal proceedings or claims against the Company.

On September 28, 2018, Credit Cash filed a complaint against Maslow, Vivos, Vivos Acquisitions, LLC, Dr. Doki, Dr. Valleru (the “Parties”) and other defendants in the United States District Court for the District of New Jersey for, among other things, breach of contract of the Maslow and HRCN Credit Facilities and their respective guaranties in relation to the November 15, 2017 agreement described in “Management’s Discussion and Analysis of Results of Operations – Liquidity and Capital Resources.” (the “DNJ Action”). On October 30, 2018, Credit Cash filed a motion to intervene in an action pending in New York State, Monroe County, filed by HCRN and LE Finance, LLC against the Parties and other defendants (“NY State Action”). On December 10, 2018, the Parties entered into a settlement agreement for the purpose of settling certain claims related to the DNJ Action only. Pursuant to the settlement agreement, certain repayment terms were agreed upon between Credit Cash and the Parties, but Credit Cash did not relinquish the right to pursue any claims related to the NY State Action, nor to pursue any remedies against any of the parties in relation to the November 15, 2017 agreement. Maslow has a binding and enforceable agreement with certain shareholders permitting Maslow to liquidate up to the full amount of Maslow equity held by such shareholders in order to satisfy the shareholders’ obligations under the Settlement Agreements.

On October 9, 2018, Maslow Media Group, Inc. was named as a defendant in an Affidavit of Confession of Judgment filed in the Supreme Court of the State of New York in relation to a case brought by Hop Capital, which the defendants collectively agree to pay a sum of $400,000 to Hop Capital. Maslow Media Group, Inc. is named as one defendant among six other defendants, all of which are entities related to Vivos. The claim brought by Hop Capital against the defendants in this case is in relation to a Merchant Agreement dated October 4, 2018 – an agreement to which Maslow Media Group, Inc. was not a party. As such, Maslow Media Group, Inc. contends that being named in the Affidavit of Confession of Judgment as a defendant was made in error, and is currently seeking to have its name removed from Affidavit of Confession of Judgment as a defendant.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of Common Stock, no par value, and preferred stock, no par value. The Company currently has 300,000,000 shares of Common Stock authorized with 300,000,000 issued and outstanding, and 1,000,000 shares of preferred stock authorized with no preferred shares issued and outstanding.

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Common Stock

Each share of Common Stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common Stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, is not convertible into other securities. No shares of Common Stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our Common Stock are fully paid and non-assessable. The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Preferred Stock

On July 23, 2012, the Company filed a certificate of amendment to its Restated Articles of Incorporation that had the effect of authorizing the Board to issue 1,000,000 shares of Preferred Stock. Reference is made to Exhibit 3.5.

Warrants

There are currently no outstanding warrants of the Company.

Options

There are currently no outstanding options of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our officers and directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by our board of directors, so indemnify our officers and any other person whom we have the power to indemnify against liability, reasonable expense or other matter. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Our Articles of Incorporation provide that none of our directors or officers shall be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director or officer provided, however, that the foregoing provisions shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or the payment of dividends in violation of the Texas Business Corporation Act. Limitations on liability provided for in our Articles of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Articles of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us or our stockholders.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s Common Stock is quoted on and trades in the OTCQB of the OTC Marketplace under the symbol of “RLBY”. The OTC Market is a computer network that provides information on current “bids” and “asks”, as well as volume information. The following table sets forth the range of high and low closing bid quotations for our Common Stock for each of the periods indicated as reported by the OTC Market. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2017
High	$0.065	$0.050	$0.050	$0.042
Low	0.050	0.040	0.040	0.020

2018
High	$0.040	$0.055	0.055	0.065
Low	0.022	0.030	0.029	0.023

2019
High	$0.060	$0.090	$0.185	$-
Low	0.028	0.031	0.036	-

Holders

As of September 30, 2019, there were 16,916,693 shares Reliability Common Stock outstanding, and there were approximately 462 stockholders of record of Reliability Common Stock, not counting the shareholders who hold Reliability Common Stock in street name. There were no holders of the Company’s Preferred Stock.

Dividends

The Company has not declared any dividends since inception and does not anticipate paying any dividends in the foreseeable future on its Common Stock or Preferred Stock. The payment of dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options. The Company intends to adopt an equity compensation plan in the future.

Transfer Agent and Registrar

Our stock transfer agent is Corporate Stock Transfer, Inc. Its address is 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209. Its contact number is 303-282-4800.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our Bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Amendment of Bylaws. Our Bylaws provide that our Board may amend or repeal the Bylaws, or new bylaws may be adopted by the Board at any time without stockholder approval. Allowing the Board to amend our Bylaws without stockholder approval enhances Board control over our Bylaws.

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Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the SEC if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K concerning the issuance of the Company’s Common Stock to Vivos pursuant to the Merger Agreement, which is incorporated herein by reference.

Pursuant to the Merger Agreement, the shareholders of Maslow received, as consideration for the cancellation of their holdings in Maslow, an aggregate of 282,000,000 shares of Reliability Common Stock at the Closing of the Merger as described in Item 2.01, above, representing, in the aggregate approximately 94% of the issued and outstanding shares of Reliability Common Stock. The securities were issued pursuant to Section 4(a)(2) of the Act. Reliability believes that the issuance of the foregoing restricted shares was exempt from registration as privately negotiated, isolated, non-recurring transactions not involving any public solicitation. An appropriate restrictive legend is affixed to the stock certificates issued in such transactions.

On July 13, 2019, Maslow commenced an offering of “Units” with each Unit comprised of (i) one (1) senior unsecured convertible promissory note, to be issued in $100,000.00 principal amounts; (ii) 0.20 shares of Maslow Common Stock and (iii) a warrant to purchase 0.1 shares of Maslow Common Stock in an offering aggregate principal amount of up to $1,500,000.00. The offering is being conducted pursuant to Section 4(a)(2) of the Act. The convertible notes issued have a maturity date that is one year from the issuance of the note, unless earlier converted into shares of the Maslow Common Stock upon the issuance by Maslow of Maslow Common Stock for gross proceeds of at least $5,000,000. To date, the Company has sold 8.5 “Units” to eleven accredited investors for total proceeds of $850,000.

On November 15, 2017, the Company issued an intercompany promissory note to Vivos Real Estate, LLC in the amount of $771,928. On September 5, 2019, the Company issued an intercompany promissory note Vivos in the principal amount of $750,000. Both notes were issued pursuant to Section 4(a)(2) of the Act. For more information on these notes, see the disclosure in the section entitled “Management’s Discussion and Analysis of Results of Operations – Liquidity and Capital Resources.”

On September 5, 2019, the Company entered into a Secured Promissory Note Agreement with Vivos, pursuant to which the Company issued a secured promissory note to Vivos in the principal amount of $750,000. The note was issued pursuant to 4(a)(2) of the Act. For more information on this note, see the disclosure in the section entitled “Management’s Discussion and Analysis of Results of Operations – Liquidity and Capital Resources.”

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 - “Recent Sales of Unregistered Securities” of this Current Report on Form 8-K.

Item 5.01 Changes in Control

As a result of the Closing of the Merger and after giving effect to the transactions contemplated by Merger Agreement, the shareholders of Maslow now 94% of the total outstanding shares of Reliability’s capital stock and 94% total voting power of all Reliability outstanding voting securities.

The Merger resulted in a “change in control” of Reliability as described in Items 1.01 and 2.01 of this Current Report on Form 8-K above.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

At the Closing:

●	The then-current members of the Reliability Board of Directors (the “Board”) elected Mark Speck to the Board;
●	Shawn Miles resigned his position as a member of Reliability’s Board;
●	Julia Dayton resigned her position as a member of Reliability’s Board and Secretary;
●	Hannah Bible resigned her positions as Chairman of the Board of Directors, President, Chief Executive Officer, Chief Financial Officer, although Ms. Bible retained her position as a member of Reliability’s Board; and
●	Reliability’s Board appointed Mr. Speck as Chief Financial Officer and Secretary and Nick Tsahalis as President.

No director resigned because of any disagreement with Reliability on any matter relating to Reliability’s operation, policies, or practices.

Accordingly, Reliability’s current officers and directors are as follows:

Name	Position(s)
Mark Speck	Chief Financial Officer, Secretary and Director
Nick Tsahalis	President
Hannah Bible	Director

Messrs. Speck and Tsahalis and Ms. Bible will serve as members of the Board and/or officers of the Company until their earlier death, resignation or removal from office. Except as set forth in the Merger Agreement there is no arrangement or understanding among Messrs. Speck and Tsahalis and Ms. Bible and any other person pursuant to which they were selected as directors.

The information contained in Items 1.01 and 2.01 of this Current Report on Form 8-K above in incorporated by reference.

Item 5.06 Change in Shell Company Status

As a result of the Merger, the Company ceased being a “shell company” as defined in Rule 12b-2 under the Exchange Act. The information with respect to the transaction set forth in Items 1.01 and 2.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Maslow for the years ended December 31, 2017 and December 31, 2018 and the unaudited financial statements of Maslow for the three and nine months ended September 30, 2019 are filed herewith as Exhibits 99.1 and 99.5 hereto, respectively, and are incorporated herein by reference.

(b)	Pro Forma Financials

The unaudited pro forma balance sheet and statement of operations of Reliability and Maslow and notes thereto are filed herewith as Exhibit 99.6 hereto and are incorporated herein by reference.

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(d)	The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Merger Agreement, by and among Reliability, R-M Merger Sub, Inc., Jeffrey Eberwein, The Maslow Media Group, Inc., and Naveen Doki, and Silvija Valleru (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2019).
2.2	Statement of Merger as filed with the Secretary of State of the State of Virginia on October 29, 2019.*
3.1	Restated Articles of Incorporation (with amendment) (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 1995).
3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 5.03 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2016).
3.3	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 5.03 of the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2014).
3.4	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 5.03 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2014).
3.5	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.03 of the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2013).
3.6	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2004).
3.7	Amended Bylaws (incorporated by reference to Exhibit 3.01 of the Company’s Current Report on Form 8-K filed with the SEC on April 6, 2007).
10.1	Intercompany Promissory Note dated November 15, 2016 between Maslow (as Lender) and Vivos Holdings, LLC (as Borrower).*
10.2	Intercompany Promissory Note dated November 15, 2017 between Maslow (as Lender) and Vivos Real Estate, LLC (as Borrower).*
10.3	Settlement Agreement dated October 25, 2018 between Maslow, Vivos Holdings, Silvija Valleru Naveen Doki in relation to default of Future Receivables Sales Agreement with Kinetic Direct Funders.*
10.4	Amendment to Settlement Agreement dated April 10, 2019 between Maslow, Vivos Holdings, Silvija Valleru Naveen Doki in relation to default of Future Receivables Sales Agreement with Kinetic Direct Funding LLC.*
10.5	Settlement Agreement dated December 10, 2018 by and among Maslow, Vivos Holdings, LLC, Vivos Acquisitions, LLC, Naveen Doki, Silvija Valleru, and CC Business Solutions, a division of Credit Cash NJ, LLC, in relation to Accounts Receivable Advance Agreement.*
10.6	Settlement Agreement dated January 24, 2019 between Maslow, Vivos Holdings, LLC, and Advantage Capital Funding in relation to default of July 5, 2018 Purchase and Sale of Future Receipts Agreement.*
10.7	Factoring and Security Agreement dated November 4, 2016 between Maslow and Advance Business Capital LLC (d/b/a Triumph Business Capital).*
10.8	First Amendment to Factoring and Security Agreement dated January 5th, 2018 between Maslow and Advance Business Capital LLC (d/b/a Triumph Business Capital).*
10.9	Second Amendment to Factoring and Security Agreement dated March 30th, 2018 between Maslow and Advance Business Capital LLC (d/b/a Triumph Business Capital).*
10.10	Securities Purchase Agreement dated June 27, 2019 between Maslow and Hawkeye Enterprises, Inc.*
10.11	Convertible Promissory Note dated June 27, 2019 between Maslow and Hawkeye Enterprises, Inc.*
10.12	Warrant Agreement dated June dated June 27, 2019 between Maslow and Hawkeye Enterprises, Inc.*
10.13	Securities Purchase Agreement dated June 31, 2019 between Maslow and Mark Speck.*
10.14	Convertible Promissory Note dated June 31, 2019 between Maslow and Mark Speck.*
10.15	Warrant Agreement dated June dated June 31, 2019 between Maslow and Mark Speck.*
10.16	Securities Purchase Agreement dated July 31, 2019 between Maslow and Nick Tsahalis.*
10.17	Convertible Promissory Note dated July 31, 2019 between Maslow and Nick Tsahalis.*
10.18	Warrant Agreement dated June dated July 31, 2019 between Maslow and Nick Tsahalis.*
10.19	Professional Services Agreement dated May 11, 2017 between Maslow and AT&T Services, Inc.*
10.20	Commercial Lease Agreement dated December 19, 2017 between Maslow and Vivos Real Estate, LLC. *
10.21	Personal Guaranty dated June 12, 2019 between Maslow and Naveen Doki.*
10.22	Debt Conversion Agreement by and among Reliability Incorporated and Lone Star Value Investors, LP*
10.23	Debt Conversion Agreement by and among Reliability Incorporated and Lone Star Value Co-Invest I, LP*
10.24	Form of Piggyback Registration Rights Agreement by and among Reliability and certain Investors.*
10.25	Form of Lock Up Agreement by and between Reliability and certain Holders.*
10.26	Secured Promissory Note dated September 5, 2019 between Maslow (as Noteholder) and Vivos Holdings, LLC (as Debtor)*
10.27	Igly Trust Joinder to Merger Agreement dated October 22, 2019*
10.28	Judos Trust Joinder to Merger Agreement dated October 22, 2019*
10.29	Shirisha Janumpally Joinder to Merger Agreement dated October 22, 2019*
10.30	Agreement for the Contingent Liquidation of the Common Stock of Maslow Media Group, Inc., dated October 28, 2019, by and among Maslow Media Group, Inc., Naveen Doki, Silvija Valleru, Shirisha Janumpally, Kalyan Pathuri and Federal Systems. *
21.1	Subsidiaries of the Registrant.*
99.1	Audited Financial Statements of The Maslow Media Group, Inc. for the years ended December 31, 2017 and 2018.*
99.2	Unaudited quarterly financial statements of The Maslow Media Group, Inc. as of and for the six months ended June 30, 2019 and June 30, 2018.*
99.3	Proforma Consolidated 2018 Financials thru December 31, 2018*
99.4	Proforma Consolidated 2019 6 month financials thru June 30, 2019*
99.5	Unaudited quarterly financial statements of The Maslow Media Group, Inc. as of and for the nine months ended September 30, 2019 and 2018.**
99.6	Proforma Consolidated Financial Statements as of September 30, 2019.**

* Previously filed with the Original 8-K.

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED (Registrant)

DATE: November 14, 2019		/s/ Nick Tsahalis
	By:	Nick Tsahalis
	Its:	President

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